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                                                                    Exhibit 10.8

      AGREEMENT OF LEASE, made as of the 8th day of March, 2000, between Landlord and Tenant.


                              W I T N E S S E T H:
                               -------------------

      The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.


                                   DEFINITIONS

      "AAA" shall have the meaning set forth in Section 37.7 hereof.

      "ACM" shall have the meaning set forth in Section 3.6 hereof.

      "Affiliate" shall mean a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with, the Person in question.

      "Alterations" shall mean alterations, installations, improvements, additions or other physical changes (other than carpeting, painting, wall coverings, floor coverings and decorations) in or about the Premises.

      "Applicable Area" shall have the meaning set forth in Section 41.1 hereof.

      "Applicable Initial Alterations" shall mean the Tenth Floor Space Initial Alterations or the Seventh Floor Space Initial Alterations.

      "Applicable Landlord's Work Date" shall mean the day that is one hundred twenty (120) days after the Commencement Date or the Seventh Floor Space Commencement Date, as the case may be.

      "Applicable Rate" shall mean the lesser of (x) two (2) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

      "Applicable Rent Commencement Date" shall mean the Tenth Floor Space Rent Commencement Date or the Seventh Floor Space Rent Commencement Date.

      "Applicable Security Amount" shall mean the Tenth Floor Space Security Amount or the Seventh Floor Space Security Amount.

      "Applicable Tenant Fund" shall have the meaning set forth in Section 3.5 hereof.

      "Applicable Terms" shall have the meaning set forth in Section 7.8 hereof.


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      "Appraiser" shall have the meaning set forth in Section 41.1 hereof.

      "Assessed Valuation" shall have the meaning set forth in Section 27.1 hereof.

      "Assignment Proceeds" shall have the meaning set forth in Section 12.8 hereof.

      "Assignment Statement" shall have the meaning set forth in Section 12.8 hereof.

      "Assignment Termination" shall have the meaning set forth in Section 12.8 hereof.

      "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

      "Base Operating Expenses" shall have the meaning set forth in Section 27.1 hereof.

      "Base Operating Year" shall have the meaning set forth in Section 27.1 hereof.

      "Base Rate" shall mean the rate of interest publicly announced from time to time by The Chase Manhattan Bank, or its successor, as its "prime lending rate" (or such other term as may be used by The Chase Manhattan Bank, from time to time, for the rate presently referred to as its "prime lending rate"), which rate was 8.50% on January 19, 2000.

      "Base Rental Amount" shall have the meaning set forth in Section 41.1 hereof.

      "Base Taxes" shall have the meaning set forth in Section 27.1 hereof.

      "Broker" shall have the meaning set forth in Article 34 hereof.

      "Building" shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, known by the address of 330 West 34th Street, New York, New York.

      "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building.

      "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays.


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      "Commencement Date" shall have the meaning set forth in Section 1.1 hereof.

      "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84 = 100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

      "Control" or "control" shall mean direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

      "CR&A" shall have the meaning set forth in Section 3.1 hereof.

      "Current Year" shall have the meaning set forth in Section 27.4 hereof.

      "Deficiency" shall have the meaning set forth in Section 17.2 hereof.

      "Escalation Rent" shall mean, individually or collectively, the Tax Payment and the Operating Payment.

      "Event of Default" shall have the meaning set forth in Section 16.1 hereof.

      "Excluded Space" shall have the meaning set forth in Section 7.6 hereof.

      "Existing Ground Lease" shall mean the Superior Lease described on Exhibit "A" attached hereto and made a part hereof.

      "Expiration Date" shall mean the Fixed Expiration Date or such earlier date on which the Term shall sooner end pursuant to any of the terms, conditions or covenants


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of this Lease or pursuant to law.

      "Fair Market Rent" shall have the meaning set forth in Section 41.1 hereof.

      "Fixed Expiration Date" shall have the meaning set forth in Section 1.1 hereof.

      "Fixed Rent" shall have the meaning set forth in Section 1.1 hereof.

      "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

      "HVAC" shall mean heat, ventilation and air conditioning.

      "HVAC Systems" shall mean the Building Systems providing HVAC.

      "HVAC Units" shall have the meaning set forth in Section 28.2 hereof.

      "Indemnitees" shall mean Landlord, the partners or members comprising Landlord and its and their members, partners, shareholders, officers, directors, employees, agents and contractors, Lessors and Mortgagees.

      "Initial Alterations" shall mean the Alterations to be made by Tenant to initially prepare the Premises for Tenant's occupancy.

      "Landlord", on the date as of which this Lease is made, shall mean Vornado 330 West 34th Street L.L.C., a Delaware limited liability company, having an office c/o MRC Management LLC, 330 Madison Avenue, New York, New York, but thereafter, "Landlord" shall mean only the fee owner of the Real Property or if there shall exist a Superior Lease, the tenant thereunder.

      "Landlord's Determination" shall have the meaning set forth in Section
41.1 hereof.

      "Landlord's Work" shall have the meaning set forth in Article 19 hereof.

      "Lessor(s)" shall mean a lessor under a Superior Lease.

      "Letter of Credit" shall have the meaning set forth in Article 31 hereof.

      "LivePerson" shall mean LivePerson, Inc., a Delaware corporation, having an office at 462 Seventh Avenue, New York, New York.

      "LivePerson Party" shall mean LivePerson or an Affiliate of LivePerson.


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      "Long Lead Work" shall mean any item which is not customarily a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that

            (i) there will be a material delay in its manufacture, fabrication, delivery or installation, or

            (ii) after delivery, such item will need to be reshipped or redelivered or repaired so that the item in question cannot be completed when the standard items are completed even though the item of Long Lead Work in question is (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) in the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice. In addition, "Long Lead Work" shall include any component of work which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence.

      "Major Sublease" shall mean a sublease, between Tenant, as sublessor, and a third party, as sublessee, which (i) Tenant enters into in accordance with the provisions of Article 12 hereof, (ii) demises to the sublessee not less than the entire rentable area of the Tenth Floor Space or not less than the entire rentable area of the Seventh Floor Space, as the case may be, and (iii) expires no earlier than the day immediately preceding the Fixed Expiration Date.

      "Major Sublease Fair Market Rent" shall have the meaning set forth in
Section 7.8 hereof.

      "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

      "Mortgagee(s)" shall mean any trustee, mortgagee or holder of a Mortgage.

      "Mutual Determination" shall have the meaning set forth in Section 41.1 hereof.

      "Nondisturbance Agreement" shall have the meaning set forth in Section 7.1 hereof.

      "Operating Expenses" shall have the meaning set forth in Section 27.1 hereof.


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      "Operating Payment" shall have the meaning set forth in Section 27.4 hereof.

      "Operating Statement" shall have the meaning set forth in Section 27.1 hereof.

      "Operating Year" shall have the meaning set forth in Section 27.1 hereof.

      "Operation of the Property" shall mean the maintenance, repair and management of the Real Property and the curbs, sidewalks and areas adjacent thereto.

      "Overtime Periods" shall have the meaning set forth in Section 28.3 hereof.

      "Parties" shall have the meaning set forth in Section 37.2 hereof.

      "Partner" or "partner" shall mean any partner of Tenant, any employee of a professional corporation which is a partner comprising Tenant, and any shareholder of Tenant if Tenant shall become a professional corporation.

      "Partnership Tenant" shall have the meaning set forth in Article 29 hereof.

      "Person(s) or person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

      "Premises" shall mean, subject to the provisions of Section 14.4 hereof, the Tenth Floor Space and, as of the Seventh Floor Space Commencement Date, the Seventh Floor Space.

      "Qualified Specialty Alterations" shall have the meaning set forth in
Section 3.1 hereof.

      "Real Property" shall mean the Building, together with the plot of land upon which it stands.

      "Recapture Space" shall have the meaning set forth in Section 12.6 hereof.

      "Recapture Statement" shall have the meaning set forth in Section 12.6 hereof.

      "Recapture Sublease" shall have the meaning set forth in Section 12.6 hereof.

      "Recapture Termination" shall have the meaning set forth in Section 12.6 hereof.

      "Recognition Agreement" shall have the meaning set forth in Section 7.7 hereof.

      "Recognition Effective Date" shall have the meaning set forth in Section
7.8 hereof.


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      "Related Costs" shall have the meaning set forth in Section 3.5 hereof.

      "Related Entity" shall have the meaning set forth in Section 12.4 hereof.

      "Rental" shall mean and be deemed to include Fixed Rent, Escalation Rent, all additional rent and any other sums payable by Tenant hereunder.

      "Rental Value" shall have the meaning set forth in Section 41.1 hereof.

      "Rent Notice" shall have the meaning set forth in Section 41.1 hereof.

      "Rent Per Square Foot" shall have the meaning set forth in Section 12.7 hereof.

      "Required Amount" shall have the meaning set forth in Section 3.5 hereof.

      "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property or any portion thereof.

      "Risers" shall have the meaning set forth in Section 3.7 hereof.

      "Rules and Regulations" shall mean the rules and regulations annexed hereto and made a part hereof as Schedule A, and Exhibit "D" and such other and further rules and regulations as Landlord or Landlord's agents may from time to time adopt on such notice to be given as Landlord may elect, subject to Tenant's right to dispute the reasonableness thereof as provided in Article 8 hereof.

      "Satellite Dish" shall have the meaning set forth in Section 39.1 hereof.

      "Seventh Anniversary Date" shall have the meaning set forth in Section 1.1 hereof.

      "Seventh Floor Space" shall mean the entire rentable area of the seventh
(7th) floor of the Building as set forth on the floor plan attached as Exhibit "B" and made a part thereof.

      "Seventh Floor Space Commencement Date" shall mean, subject to Article 22 hereof, March 1, 2001.

      "Seventh Floor Space Factor" shall mean Forty-Two Thousand Nine Hundred


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Thirty- Two (42,932) (if the Seventh Floor Space Commencement Date has
occurred).

      "Seventh Floor Space Initial Alterations" shall mean the Initial Alterations to initially prepare the Seventh Floor Space for Tenant's occupancy.

      "Seventh Floor Space Landlord's Work" shall have the meaning set forth in
Section 19.1 hereof.

      "Seventh Floor Space Rent Commencement Date" shall mean subject to Article 22 and Section 19.2 hereof the earlier to occur of (x) August 1, 2001, and (y) the date that Tenant initially occupies the Seventh Floor Space for the conduct of business.

      "Seventh Floor Space Security Amount" shall mean:

            (i) Two Million Two Hundred Twenty-Five Thousand and 00/100 Dollars ($2,225,000.00) in respect of the period of time commencing on the Seventh Floor Space Commencement Date and ending on the day immediately prior to the fourth (4th) anniversary of the Commencement Date;

            (ii) One Million Four Hundred Ninety-Three Thousand Three Hundred Thirty-Three and 00/100 ($1,493,333.00) in respect of the period of time commencing on the fourth (4th) anniversary of the Commencement Date and ending on the day immediately prior to the seventh (7th) anniversary of the Commencement Date; and

            (iii) Seven Hundred Forty-Six Thousand Six Hundred Sixty-Six and 00/100 Dollars ($746,666.00) in respect of the period of time commencing on the seventh (7th) anniversary of the Commencement Date and ending on the Expiration Date.

      "Seventh Floor Space Share" shall mean Six and Eight Thousand Fifty-Five ten-thousandths percent (6.8055%).

      "Seventh Floor Space Tenant Fund" shall have the meaning set forth in
Section 3.5 hereof.

      "Space Factor" shall mean the Tenth Floor Space Factor and the Seventh Floor Space Factor (if the Seventh Floor Space Commencement Date has occurred).

      "Specialty Alterations" shall mean Alterations consisting of kitchens (but not a "dwyer unit" or kitchenette), executive bathrooms, raised computer floors, computer installations, vaults, libraries, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, the Satellite Dish and other Alterations of a similar character.

      "Sublease Expenses" shall have the meaning set forth in Section 12.7 hereof.


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      "Sublease Profit" shall have the meaning set forth in Section 12.7 hereof.

      "Sublease Rent" shall have the meaning set forth in Section 12.7 hereof.

      "Sublease Rent Per Square Foot" shall have the meaning set forth in
Section 12.7 hereof.

      "Substantial Completion" or "Substantially Completed" or words of similar import shall mean that Landlord's Work has been substantially completed, it being agreed that Landlord's Work shall be deemed substantially complete notwithstanding the fact that (a) minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed, and (b) any Long Lead Work remains to be performed.

      "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building and all renewals, extensions, supplements, amendments and modifications thereof.

      "Taxes" shall have the meaning set forth in Section 27.1 hereof.

      "Tax Payment" shall have the meaning set forth in Section 27.2 hereof.

      "Tax Statement" shall have the meaning set forth in Section 27.1 hereof.

      "Tax Year" shall have the meaning set forth in Section 27.1 hereof.

      "Tenant" on the date as of which this Lease is made, shall mean LivePerson but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the originally named tenant and any assignee of this Lease shall not be released from liability hereunder in the event of any assignment of this Lease.

      "Tenant Signs" shall have the meaning set forth in Article 40 hereof.

      "Tenant Statement" shall have the meaning set forth in Section 12.6 hereof.

      "Tenant's Determination" shall have the meaning set forth in Section 41.1 hereof.

      "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings, decorations and other items of personal property.

      "Tenant's Share" shall mean the Tenth Floor Space Share plus the Seventh Floor Space Share.


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      "Tentative Monthly Escalation Charge" shall have the meaning set forth in
Section 27.4 hereof.

      "Tenth Floor Space" shall mean the entire rentable area of the tenth
(10th) floor of the Building as set forth on the floor plan attached as Exhibit "C" and made a part hereof.

      "Tenth Floor Space Factor" shall mean Forty Thousand Five Hundred Twenty-Seven (40,527).

      "Tenth Floor Space Initial Alterations" shall mean the Initial Alterations to initially prepare the Tenth Floor Space for Tenant's occupancy.

      "Tenth Floor Space Landlord's Work" shall have the meaning set forth in
Section 19.1 hereof.

      "Tenth Floor Space Rent Commencement Date" shall mean subject to Section
19.2 hereof the earlier to occur of (x) June 1, 2000, and (y) the date that Tenant initially occupies the Tenth Floor Space for the conduct of business.

      "Tenth Floor Space Security Amount" shall mean:

            (i) Two Million and 00/100 Dollars ($2,000,000.00) in respect of the period of time commencing on the Commencement Date and ending on the day immediately prior to the fourth (4th ) anniversary of the Commencement Date;

            (ii) One Million Three Hundred Forty Thousand and 00/100 Dollars ($1,340,000.00) in respect of the period of time commencing on the fourth
      (4th) anniversary of the Commencement Date and ending on the day immediately prior to the seventh (7th) anniversary of the Commencement Date; and

            (iii) Six Hundred Seventy Thousand and 00/100 Dollars ($670,000.00) in respect of the period of time commencing on the seventh (7th) anniversary of the Commencement Date and ending on the Expiration Date.

      "Tenth Floor Space Share" shall mean Six and Four Thousand Two Hundred Forty-Two ten-thousandths percent (6.4242%).

      "Tenth Floor Space Tenant Fund" shall have the meaning set forth in
Section 3.5 hereof.

      "Term" shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date.


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      "Termination Date" shall have the meaning set forth in Article 22 hereof.

      "Third Anniversary Date" shall have the meaning set forth in Section 1.1 hereof.

      "Unavoidable Delays" shall have the meaning set forth in Article 25 hereof.

      "Work" shall have the meaning set forth in Section 14.5 hereof.


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                                    ARTICLE 1
                          DEMISE, PREMISES, TERM, RENT

      Section 1.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Tenth Floor Space for the Term to commence on the date hereof (the "Commencement Date") and to end on the day (the "Fixed Expiration Date") that is the last day of the month in which occurs the tenth (10th) anniversary of the Commencement Date at an annual rent (the "Fixed Rent") of:

            (1) One Million Three Hundred Seventy-Seven Thousand Nine Hundred Eighteen and 00/100 Dollars ($1,377,918.00) for the period commencing on the Tenth Floor Space Rent Commencement Date and ending on the day immediately prior to the day that is the third (3rd) anniversary of the Commencement Date (the day that is the third (3rd) anniversary of the Commencement Date being referred to herein as the "Third Anniversary Date"), payable in equal monthly installments of One Hundred Fourteen Thousand Eight Hundred Twenty-Six and 50/100 Dollars ($114,826.50);

            (2) One Million Four Hundred Ninety-Nine Thousand Four Hundred Ninety- Nine and 00/100 Dollars ($1,499,499.00) for the period commencing on the Third Anniversary Date and ending on the day immediately prior to the day that is the seventh (7th) anniversary of the Commencement Date (the day that is the seventh (7th) anniversary of the Commencement Date being referred to herein as the "Seventh Anniversary Date"), payable in equal monthly installments of One Hundred Twenty-Four Thousand Nine Hundred Fifty-Eight and 25/100 Dollars ($124,958.25); and

            (3) One Million Six Hundred Twenty-One Thousand Eighty and 00/100 Dollars ($1,621,080.00) for the period commencing on the Seventh Anniversary Date and ending on the Fixed Expiration Date, payable in equal monthly installments of One Hundred Thirty-Five Thousand Ninety and 00/100 Dollars ($135,090.00).

      Section 1.2. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Seventh Floor Space for a term commencing on the Seventh Floor Space Commencement Date and ending on the Fixed Expiration Date at a Fixed Rent of:

            (1) One Million Four Hundred Fifty-Nine Thousand Six Hundred Eighty-Eight and 00/100 Dollars ($1,459,688.00) for the period commencing on the Seventh Floor Space Rent Commencement Date and ending on the day immediately prior to the Third Anniversary Date, payable in equal monthly installments of One Hundred Twenty-One Thousand Six Hundred Forty and 67/100 Dollars ($121,640.67);


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            (2) One Million Five Hundred Eighty-Eight Thousand Four Hundred
      Eighty Four and 00/100 Dollars ($1,588,484.00) for the period commencing on the Third Anniversary Date and ending on the day immediately prior to the Seventh Anniversary Date, payable in equal monthly installments of One Hundred Thirty-Two Thousand Three Hundred Seventy-Three and 67/100 Dollars ($132,373.67); and

            (3) One Million Seven Hundred Seventeen Thousand Two Hundred Eighty and 00/100 Dollars ($1,717,280.00) for the period commencing on the Seventh Anniversary Date and ending on the Fixed Expiration Date, payable in equal monthly installments of One Hundred Forty-Three Thousand One Hundred Six and 67/100 Dollars ($143,106.67).

      Section 1.3. Tenant agrees to pay the Fixed Rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever except as expressly set forth herein, except that Tenant shall pay the first full monthly installment on the execution hereof.

                                   ARTICLE 2
                               USE AND OCCUPANCY

      Section 2.1. Tenant shall use and occupy the Premises as general and executive offices, uses incidental thereto and for no other purpose.

      Section 2.2. (A) Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, Tenant's own business and/or activities, (2) for a banking, trust company, depository, guarantee or safe deposit business in either case conducting business with the general public on an off-the-street retail business, (3) as a savings bank, a savings and loan association, or as a loan company in either case conducting business with the general public on an off-the-street retail business, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission in either case conducting business with the general public on an off-the-street retail business, (5) as a stockbroker's or dealer's office or for the underwriting or sale of securities in either case conducting business with the general public on an off-the-street retail business, (6) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing or any other Person having sovereign or diplomatic immunity, (7) as a restaurant or bar or for the sale of


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confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by Tenant's officers, employees and business guests, (8) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant, or (9) as a barber shop or beauty salon.

            (B) In connection with, and incidental to, Tenant's use of the Premises for general and executive offices as provided in this Article 2, Tenant, at its sole cost and expense and upon compliance with all applicable Requirements, may install a "dwyer" or similar unit in the Premises for the purpose of warming food for the officers, employees and business guests of Tenant (but not for use as a public restaurant), provided that Tenant shall obtain all permits required by any Governmental Authorities for the operation thereof and such installation shall comply with the provisions of this Lease, including, without limitation, Article 3 hereof. Tenant may also install, at its sole cost and expense and subject to and in compliance with the provisions of Articles 3 and 4 hereof, vending machines for the exclusive use of the officers, employees and business guests of Tenant, each of which vending machines (if it dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder, connected to a drain.

                                    ARTICLE 3
                                   ALTERATIONS

      Section 3.1. (A) Except as provided in Section 3.4 hereof, Tenant shall not make any Alterations without Landlord's prior consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed nonstructural Alterations, provided that such Alterations (i) are not visible from the ground level outside of the Building, (ii) do not affect in any material and adverse respect any part of the Building other than the Premises or require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises, (iii) do not affect in any material and adverse respect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, (iv) do not affect in any material and adverse respect the proper functioning of any Building System, (v) do not reduce the value or utility of the Building, and (vi) do not require a change to the certificate of occupancy for the Building or the Premises.

            (B) (1) Prior to making any Alterations, including, without limitation, the Initial Alterations, Tenant shall (i) submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications (except with respect to any nonstructural Alteration referred to in Section 3.4 hereof for which Landlord's approval is not required), which, in the case of nonstructural Alterations which meet the criteria set forth in Section 3.1(A) above, shall not be unreasonably withheld, conditioned or delayed, (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person designated by Landlord (it being understood that (x) the Person initially so designated by Landlord is Charles Rizzo & Associates ("CR&A"), and (y) Tenant shall not discharge CR&A unless CR&A's fees are not commercially competitive or Tenant in good faith believes CR&A is not performing its services properly), and
(iii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and general commercial public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications for such Alterations, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person designated by Landlord (it being understood that (x) the Person initially so designated by Landlord is CR&A, and
(y) Tenant shall not discharge CR&A unless CR&A's fees are not commercially competitive or Tenant in good faith believes CR&A is not performing its services properly). All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord (unless Landlord's consent to the Alteration is not required), all Requirements, the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment. The rules and regulations for Alterations that exist as of the date hereof are attached as Exhibit "D" and made a part hereof. Tenant shall not be required to comply with any new or revised rule or regulation promulgated by Landlord after the commencement of a particular Alteration if such new or revised rule or regulation has more than a de minimis effect on the design or performance of such Alteration. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment (other than Tenant's Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. If, as a result of any Alterations performed by Tenant, including, without limitation, the Initial Alterations, any alterations, installations, improvements, additions or other physical changes are required to be performed or made to any portion of the Building or the Real Property other than the Premises in order to comply with any Requirement(s), which alterations, installations, improvements, additions or other physical changes would not otherwise have had to be performed or made pursuant to applicable Requirement(s) at such time, Landlord, at Tenant's sole cost and expense, may perform or make such alterations, installations, improvements, additions or other physical changes and take such actions as Landlord shall deem reasonably necessary and Tenant, within five (5) days after demand therefor by Landlord, shall provide Landlord with such security as Landlord shall reasonably require, in an amount equal to the cost of such alterations, installations, improvements, additions or other physical changes, as reasonably estimated by Landlord's architect, engineer or contractor. All Alteration(s) requiring the consent of Landlord shall be performed only under the supervision of an independent licensed architect approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves Tenant's use of Aplusi Design Corp. as Tenant's architect for the Initial Alterations and Flack & Kurtz Consulting Engineers, LLP as Tenant's mechanical engineer for the Initial Alterations.

                  (2) If Landlord shall fail to disapprove Tenant's final plans and specifications for any Alteration within ten (10) Business Days, or within five (5) Business Days (with respect to any resubmission of disapproved plans), after Landlord's receipt thereof (provided in each instance the same shall be of a scope and scale reasonably susceptible of review in such periods), Landlord shall be deemed to have approved such plans and specifications. Any disapproval given by Landlord shall be accompanied by a reasonably detailed statement of the reasons for such disapproval. Landlord reserves the right (in accordance with the standards for Landlord's consent set forth in this Article 3) to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord's architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise.

            (C) Tenant shall be permitted to perform Alterations at any time, provided that (x) such work shall not materially interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants in the Building, and (y) Tenant pays to Landlord within thirty (30) days after demand therefor Landlord's then standard charge for engineers to monitor Tenant's performance of Alterations, or security guards to monitor the loading dock or other areas of the Building impacted by Tenant's performance of Alterations, in either case (i) in respect of any period of time after 6:00 P.M. and prior to 8:00 A.M. on Business Days and at any time on days that are not Business Day, and (ii) to the extent such engineers or such guards are reasonably required by Landlord. Otherwise, Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. All Tenant's Property installed by Tenant and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant. Upon the Expiration Date, Tenant shall remove Tenant's

Property from the Premises and, at Tenant's option, Tenant also may remove, at Tenant's cost and expense, all Alterations made by Tenant to the Premises, provided, however, in any case, that Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, however, Landlord, upon notice given at least ninety (90) days prior to the Fixed Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove any Specialty Alterations, and to repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal; provided, however, that Tenant shall not be required to remove any Specialty Alterations that constitute Qualified Specialty Alterations. Tenant shall have the right to request (simultaneously with Tenant's submission to Landlord of plans and specifications for such Specialty Alterations) that Landlord designate that Tenant shall not be required to remove such Specialty Alteration upon the expiration or earlier termination of the Term, as aforesaid. Landlord shall have the right to approve or deny any such request in Landlord's sole discretion. If Tenant makes any such request, and, together with such request, identifies the provisions of this Section 3.1(C) requiring Landlord to respond thereto not later than the date that Landlord's approval of such plans and specifications is deemed to be granted pursuant to
Section 3.1(B)(2) hereof (it being understood that if Landlord does not have the right to approve such Specialty Alteration under this Article 3, then such date shall be deemed to be the tenth (10th) Business Day after the date when Tenant makes such request), and Landlord either approves such request, or fails to respond to Tenant's aforesaid request on or prior to such date, then Landlord shall not have the right to require Tenant to remove such Specialty Alteration upon the expiration or earlier termination of the Term (any such Specialty Alteration which Tenant shall not be required to remove as aforesaid being referred to herein as a "Qualified Specialty Alteration"). If the Satellite Dish does not constitute a Qualified Specialty Alteration, then the removal thereof at Landlord's option, shall be performed by either Landlord or Tenant, in either case, at Tenant's sole cost and expense. In addition, upon notice given at least thirty (30) days prior to the Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, Landlord may require that any cables, conduits, risers and other similar items and equipment which pass through portions of the Building and which connect to the Satellite Dish and which items and equipment do not constitute a Qualified Specialty Alteration, which Tenant is permitted to install pursuant to the provisions of Article 39 hereof shall be disconnected, capped and sealed by Tenant, at its sole cost and expense at the point of connection to the Premises.

            (D) (1) All Alterations shall be performed, at Tenant's sole cost and expense, by Landlord's contractor(s) or by contractors, subcontractors or mechanics approved by Landlord, which approval solely with respect to general contractors shall not be unreasonably withheld, conditioned or delayed. Prior to making an Alteration, at Tenant's request, Landlord shall furnish Tenant with a list of contractors (it being agreed that any subcontractors on such list shall charge commercially competitive rates) who may perform Alterations to the Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord's consent for such contractor unless, prior to the earlier of (a) entering into a contract with such contractor, and (b) the commencement of work by such contractor, Landlord shall notify Tenant that such contractor has been removed from the list. The current list of contractors approved by Landlord is attached as Exhibit "E" hereto and made a part hereof. If Tenant engages any contractor set forth on such list, Tenant shall not be required to obtain Landlord's consent for such contractor unless, prior to the earlier of (a) entering into a contract with such contractor, and (b) the commencement of work by such contractor Landlord shall notify Tenant that such contractor has been removed from such list.

                  (2) Notwithstanding the foregoing, with respect to any Alteration affecting any Building System, (i) Tenant shall select a contractor from a list of approved contractors furnished by Landlord to Tenant (containing at least three (3) contractors) and (ii) the Alteration shall, at Tenant's cost and expense, be designed by Tenant's engineer for the relevant Building System and approved by Landlord's engineer, which approval shall not be unreasonably withheld, conditioned or delayed (it being agreed that Landlord consents to Flack & Kurtz Consulting Engineers, LLP as Tenant's engineer to design the Initial Alterations affecting any Building System).

            (E) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (except as part of Landlord's Work) shall be discharged by Tenant within thirty (30) days after Tenant shall have received notice thereof (or such shorter period if required by the terms of any Superior Lease or Mortgage), at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

      Section 3.2. Tenant shall pay to Landlord or to Landlord's agent, from time to time, the reasonable out-of-pocket costs incurred by Landlord in connection with Alterations (including, without limitation, the reasonable out-of-pocket costs incurred by Landlord in reviewing Tenant's plans and specifications for a proposed Alteration), upon the submission of Landlord's receipts and invoices therefor, within thirty (30) days after Landlord's demand therefor.

      Section 3.3. Upon the request of Tenant, Landlord, at Tenant's cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys' fees and disbursements, or suffer any liability in connection therewith.

      Section 3.4. Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be required with respect to any nonstructural Alteration, provided that (a) consent for such Alteration is not required under the terms of any Superior Lease or Mortgage, and (b) such Alteration (i) is not visible from the ground level outside of the Building,
(ii) does not affect in any material and adverse respect any part of the Building other than the Premises or require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises, (iii) does not affect in any material and adverse respect any service required to be furnished by Landlord to any other tenant or occupant of the Building, (iv) does not affect in any material and adverse respect the proper functioning of any Building System, (v) does not impair or diminish the value or utility of the Building, (vi) does not violate the provisions of or require a change to the certificate of occupancy for the Building or the Premises, and (vii) the estimated cost of the labor and materials for which shall not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), which amount shall be increased on the third (3rd) anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the date immediately preceding the Commencement Date, either individually or in the aggregate with other nonstructural Alterations constructed within any twelve (12) month period; provided, however, that at least ten (10) days prior to making any such nonstructural Alteration, Tenant shall submit to Landlord for informational purposes only the detailed plans and specifications for such Alteration, as required by Section 3.1(B)(1)(i) hereof, and any such Alteration shall otherwise be performed in compliance with the provisions of this Article 3.

         Section 3.5. (A) Landlord shall contribute an amount not to exceed (x) One Million Five Hundred Nineteen Thousand Six Hundred Twenty and 00/100 Dollars ($1,519,620.00) in respect of the Seventh Floor Space Initial Alterations (the "Seventh Floor Space Tenant Fund"), and (y) One Million Four Hundred Thirty Thousand Four Hundred Forty-Five and 00/100 Dollars ($1,430,445.00) in respect of the Tenth Floor Space Initial Alterations (the "Tenth Floor Space Tenant Fund"; the Seventh Floor Space Tenant Fund or the Tenth Floor Space Tenant Fund being referred to herein as the "Applicable Tenant Fund") toward (I) the "hard" cost of the Applicable Initial Alterations, and (II) architect's and engineering fees, permit fees, expediter's fees and designers' fees in connection with the Applicable Initial Alterations and deposits for materials to be installed as part of the Applicable Initial Alterations so long as such deposits are required in the ordinary course of performing work similar to the Applicable Initial Alterations (such "soft costs" and related costs referred to in this clause (II) incurred by Tenant in connection with the Applicable Initial Alterations being collectively referred to herein as "Related Costs"). If Landlord fails to disburse a portion of the Applicable Tenant Fund when due in accordance with this Section 3.5 and such failure continues for ten (10) days after Tenant gives Landlord notice thereof, then Tenant shall have the right to offset such applicable portion thereof which Landlord failed to disburse against the Rental due hereunder, together with interest thereon at the Applicable Rate computed from the date such disbursement was due to Tenant in accordance with this
Section 3.5 through the date upon which such portion of the Applicable Tenant Fund which Landlord failed to disburse is offset against such Rental.

            (B) Landlord shall disburse a portion of the Applicable Tenant Fund to Tenant (or at Tenant's request, to Tenant's general contractor or construction manager) from time to time, within thirty (30) days after receipt of the items set forth in Section 3.5(C) hereof, provided that on the date of a request and on the date of disbursement from the Applicable Tenant Fund no Event of Default shall have occurred and be continuing. Landlord shall have no obligation to disburse any portion of the Seventh Floor Space Tenant Fund unless and until the Seventh Floor Space Commencement Date has occurred. Landlord shall portion of the Applicable Tenant Fund to or on behalf of Tenant until Tenant has
(i) disbursed an aggregate amount of at least Five Hundred Thousand and 00/100 Dollars ($500,000.00) (such amount for purposes of this Section 3.5 being referred to herein as the "Required Amount") in respect of the Applicable Initial Alterations (of which amount at least Four Hundred Twenty- Five Thousand and 00/100 Dollars ($425,000.00) must be incurred for "hard" costs as described in clause (A) of this Section 3.5), (ii) provided Landlord with copies of all receipts, invoices and bills to reasonably substantiate that Tenant has spent the Required Amount for the Applicable Initial Alterations, and (iii) provided Landlord with waivers of lien for the Applicable Initial Alterations performed in the Seventh Floor Space or the Tenth Floor Space, as the case may be, as of the date Landlord makes its first disbursement of the Applicable Tenant Fund from the contractors and materialmen involved in the performance of such Applicable Initial Alterations (which waivers of lien may be conditioned upon payment of an amount that is part of the requisition then being disbursed by Landlord); provided, however, that if, as of the Seventh Floor Space Commencement Date, Tenant's stock is traded publicly through the "over-the-counter market" or through any recognized stock exchange, then Tenant shall have no obligation to disburse the Required Amount prior to Landlord's disbursing the Seventh Floor Space Tenant Fund to Tenant in accordance with this
Section 3.5. Disbursements from the Applicable Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable other than amounts on account of the Required Amount (as certified by an officer of Tenant and Tenant's independent, licensed architect) to Tenant's contractors, subcontractors and materialmen which have not been the subject of a previous disbursement from the Applicable Tenant Fund. In no event shall disbursements of the Applicable Tenant Fund on account of Related Costs exceed (x) Two Hundred Fourteen Thousand Five Hundred Sixty-Six and 75/100 Dollars ($214,566.75) in respect of the Tenth Floor Space Tenant Fund, or (y) Two Hundred

Twenty-Seven Thousand Nine Hundred Forty- Three and 00/100 Dollars ($227,943.00) in respect of the Seventh Floor Space Tenant Fund.

            (C) Landlord's obligation to make disbursements from the Applicable Tenant Fund shall be subject to Landlord's verification of the total cost of the Applicable Initial Alterations as estimated by Tenant's independent licensed architect and receipt of: (a) a request for such disbursement from Tenant signed by officer of Tenant, together with the certification required by Section 3.5(B) hereof, (b) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Applicable Initial Alterations, which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement (it being agreed that except for deposits for materials included in "soft costs" in accordance with clause (A) of this Section 3.5, Landlord shall have no obligation to make a disbursement from the Applicable Tenant Fund on account of materials in respect of the Applicable Initial Alterations until such materials are incorporated in the Seventh Floor Space or the Tenth Floor Space, as the case may be), (c) copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement, (d) if requested by Landlord, waivers of lien from all contractors and materialmen involved in the performance of the Applicable Initial Alterations relating to the portion of the Applicable Initial Alterations theretofore performed and materials theretofore provided and for which previous disbursements and/or the requested disbursement has been or is to be made (except to the extent such waivers of lien were previously furnished to Landlord upon a prior request), it being acknowledged that such lien waivers may be conditioned upon payment of an invoice which is included in the subject disbursement, and (e) a certificate of Tenant's independent licensed architect stating that, in his opinion, the portion of the Applicable Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner and substantially in accordance with the final detailed plans and specifications for such Applicable Initial Alterations, as approved by Landlord.

                  (D) In no event shall the aggregate amount paid by Landlord to Tenant under this Section 3.5 exceed the amount of the Applicable Tenant Fund. Upon the completion of the Applicable Initial Alterations and satisfaction of the conditions set forth in Section 3.5(E) hereof, any amount of the Applicable Tenant Fund which has not been previously disbursed shall be retained by Landlord; provided, however, that if (x) Tenant has disbursed the Required Amount, and (y) the sum of the Required Amount and the amount of the Applicable Tenant Fund theretofore disbursed to Tenant equals or exceeds the amount of the Applicable Tenant Fund, then any amount of the Applicable Tenant Fund which has not been previously disbursed shall be payable to Tenant on or prior to thirty
(30) days after Tenant's request therefor. Upon the disbursement of the entire Applicable Tenant Fund (or the portion thereof if upon completion of the Applicable Initial Alterations the Applicable Tenant Fund is not exhausted) in accordance with this Section 3.5(D), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the

Applicable Tenant Fund to Tenant. Subject to Landlord's obligation to disburse the Applicable Tenant Fund, it is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Applicable Initial Alterations, whether or not the Applicable Tenant Fund is sufficient to fund such completion. Any costs to complete the Applicable Initial Alterations in excess of the Applicable Tenant Fund shall be the sole responsibility and obligation of Tenant.

            (E) Within ninety (90) days after completion of the Applicable Initial Alterations, Tenant shall deliver to Landlord and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Applicable Initial Alterations and the materials furnished in connection therewith (unless same previously were furnished pursuant to Section 3.5(C) hereof), and a certificate from Tenant's independent licensed architect certifying that (i) in his opinion the Applicable Initial Alterations have been performed in a good and workerlike manner and completed in accordance with the final detailed plans and specifications for such Applicable Initial Alterations as approved by Landlord and (ii) all contractors, subcontractors and materialmen have been paid for the Applicable Initial Alterations and materials furnished through such date. Notwithstanding the foregoing, Tenant shall not be required to deliver to Landlord any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Landlord the waiver of lien when the dispute is settled. Nothing contained in this Section, however, shall relieve Tenant from complying with the provisions of Section 3.1(E) hereof.

            (F) Tenant shall spend from the Applicable Tenant Fund no less than
(x) Twelve Thousand and 00/100 Dollars ($12,000.00) in the Tenth Floor Space, and (y) Seventeen Thousand and 00/100 Dollars ($17,000.00) in the Seventh Floor Space, in either case for the "hard" costs of installing restrooms in the Tenth Floor Space or the Seventh Floor Space, as the case may be, that comply with the American with Disabilities Act and all other applicable Requirements.

      Section 3.6. Subject to the terms of this Section 3.6, Landlord shall deliver to Tenant, in connection with Tenant's applications to the applicable Governmental Authority for a building permit regarding any Alterations, three
(3) copies of a Form ACP-5, duly executed by an appropriate party and covering all of the Premises, within two (2) weeks after Tenant delivers to Landlord the final plans and specifications for the applicable Alterations. If (x) any asbestos or asbestos containing materials (any asbestos or any such materials being collectively referred to herein as "ACM") are located in the Premises, and
(y) Tenant reasonably determines that applicable Requirements require that such ACM be abated before Tenant performs Alterations therein, then (i) Landlord, at Landlord's sole cost and expense, shall perform such abatement, with due diligence, in accordance with good construction practice and in compliance with all applicable Requirements, in an effort to Substantially Complete such abatement within a reasonable period after the date that Tenant gives Landlord notice thereof, and (ii) Landlord shall have reasonable access to the Premises (if necessary) for the purpose of performing such abatement in accordance with the provisions of Article 4 hereof, it being agreed that Landlord shall not be required to (A) deliver a Form ACP-5 for the portion of the Premises or the other portions of the Building in which Tenant, or any Person claiming by, through or under Tenant, plans to perform the applicable Alteration until the applicable ACM is abated as contemplated by this Section 3.6, or (B) abate any such ACM to the extent that such ACM is installed by Tenant or any other party claiming by, through or under Tenant, after the Commencement Date (or the Seventh Floor Space Commencement Date, as the case may be). If (i) the Commencement Date (or the Seventh Floor Space Commencement Date, as the case may be) has theretofore occurred, (ii) ACM is discovered in the Premises, (iii) the existence or removal of such ACM actually delays Tenant's performance of the Applicable Initial Alterations, and (iv) Tenant gives notice thereof to Landlord (which includes reasonable evidence of such actual delay), then the Applicable Rent Commencement Date shall be adjourned by one (1) day for each day that Tenant's performance of the Applicable Initial Alterations is actually delayed by reason of Landlord's performance of such abatement (or, if the Applicable Rent Commencement Date has theretofore occurred, Tenant shall be entitled to a one (1) day abatement of the Rental due hereunder for the Tenth Floor Space or the Seventh Floor Space, as the case may be for each such day that Tenant's performance is so actually delayed). Tenant shall cooperate with Landlord, at no expense to Tenant, to minimize, to the extent reasonably practicable, the duration of any such actual delay suffered by Tenant in the performance of the applicable Alterations. If Tenant's performance of the Applicable Initial Alterations is actually delayed by virtue of the existence or presence of ACM in the Premises pursuant to this Section 3.6 on a day when Landlord's failure to complete Landlord's Work pursuant to and in accordance with Section 19.2 hereof also delays Tenant's performance of the Applicable Initial Alterations, then Tenant shall only be entitled to one (1) day's adjournment of the Applicable Rent Commencement Date (or a one (1) day abatement of the Rental due hereunder, as the case may be) for such day.

         Section 3.7. Subject to the terms of this Section 3.7, Landlord hereby consents to Tenant, as part of the Initial Alterations, installing electrical risers, telecommunications risers, or other similar risers (collectively, the "Risers") in any of the stairwells depicted on Exhibit "F" attached hereto and made a part hereof to the extent permitted by Requirements (it being agreed that any Risers shall be enclosed or "boxed" within the applicable stairwell). Landlord shall provide Tenant with all reasonably necessary access for the installation of the Risers, provided that such access shall (i) not unreasonably interfere with or interrupt the operation and maintenance of the Building, and
(ii) be upon such other terms reasonably designated by Landlord. If Tenant installs any Risers, then such installation shall be Tenant's sole cost and expense. Any such installation shall be performed in accordance with the provisions of this Lease, including, without limitation, the provisions pertaining to the performance of Alterations (it being acknowledged that Tenant's installation of the

Risers under this Section 3.7 shall be subject to Landlord's approval of Tenant's plans and specifications therefor, which approval Landlord shall not unreasonably withhold, condition or delay as otherwise provided in this Article
3). Tenant, at Tenant's sole cost and expense, shall repair and maintain any such Risers during the Term in accordance with all applicable Requirements. Landlord, at Landlord's cost and expense and at no cost to Tenant, and upon reasonable prior notice to Tenant of not less than ninety (90) days, may, at any time and from time to time during the Term, relocate any of the Risers, provided that such relocation does not interfere other than to a de minimis extent with the operation of Tenant's business. Any Risers installed by Tenant shall constitute a Specialty Alteration for purposes hereof, it being understood, however, that Tenant, upon the Expiration Date, shall not be required to remove the Risers but shall at Tenant's sole cost and expense be required to remove and discard the wiring and cabling within the Risers.

      Section 3.8. Subject to the terms of this Section 3.8, Landlord shall not unreasonably withhold, condition or delay its consent to Tenant, as part of the Initial Alterations, installing louvers in place of windows for the Premises, for purposes of drawing outside air into, or for exhausting air from, the Premises to reasonably accommodate Tenant's supplemental HVAC system and any other Alteration requiring an exhaust or air intake system. Tenant shall not use any such louvers to exhaust air to the extent such exhaust violates any applicable Requirements. Tenant's installation of such louvers shall be at Tenant's sole cost and expense. Any installation of such louvers shall be performed in accordance with the provisions of this Article 3. If Tenant installs any louvers, then Tenant, at Tenant's sole cost and expense, shall operate, repair, clean, and maintain such louvers in a manner that is consistent with the operation of the Building as a first-class office building and that complies with all applicable Requirements. Tenant acknowledges that Landlord, in considering whether to consent to Tenant's request to install any such louvers, shall have the right to take into account the aesthetic qualities of any such louvers, the proximity of such louvers to the mechanical rooms on the particular floor of the Building, the effect of such louvers on the exterior appearance of the Building, and the proximity of any such louvers to louvers, ducts, or other similar apparatus theretofore installed in the Building that in any such case are used for purposes of drawing fresh air into the Building. Landlord, at Landlord's cost and expense and at no cost to Tenant, and upon prior reasonable notice to Tenant of not less than ninety (90) days, may, at any time during the Term, relocate any of Tenant's louvers, provided that such relocation does not interfere other than to a de minimis extent with the operation of Tenant's business. Tenant's installation of such louvers as contemplated by this Section
3.8 shall constitute a Qualified Specialty Alteration for purposes hereof.

      Section 3.9. Landlord shall not unreasonably withhold, delay, or condition its consent to an Alteration consisting of the installation of a supplementary air-cooled air conditioning system (and any equipment required to be installed in connection therewith) to service the Premises. Tenant shall install any such system at Tenant's sole cost and expense. If Tenant installs any such systems, then such installation shall be in accordance with the provisions of this Lease, including, without limitation, the provisions pertaining to the performance of Alterations (it being acknowledged that Tenant's installation of such system under this Section
3.9 shall be subject to Landlord's approval of Tenant's plans and specifications therefor, which approval Landlord shall not unreasonably withhold, condition or delay as otherwise provided in this Article 3). Any such system installed by Tenant shall be repaired and maintained during the Term at Tenant's sole cost and expense in accordance with all applicable Requirements.

                                   ARTICLE 4
                               REPAIRS-FLOOR LOAD

      Section 4.1. Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the part of the Building Systems which provide service to the Premises (but not to the distribution portions of such Building Systems located within the Premises) and the structural portion of the Building, the roof, and the sidewalks adjacent to the Building, and the public portions of the Building, both exterior and interior, in conformance with standards applicable to non-institutional first class office buildings in Manhattan. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and the distribution portions of such Building Systems and shall make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 10 hereof. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building and Building Systems, or to its fixtures, equipment and appurtenances (other than any damage with respect to which Article 10 shall apply), whether requiring structural or nonstructural repairs, caused by or resulting from the negligence of, or Alterations made by, Tenant, Tenant's agents, employees, invitees or licensees, shall be repaired at Tenant's sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or by Landlord (if the required repairs are structural in nature or affect any Building System). All of the aforesaid repairs shall be of first quality and of a class consistent with non-institutional first class office building work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after thirty (30) days' notice (or such shorter period as Landlord may be permitted pursuant to any Superior Lease or Mortgage or such shorter period as may be required due to an emergency) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be forthwith paid to Landlord as additional rent within thirty (30) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Building or in any Building System, located in, servicing or passing through the Premises of which Tenant has knowledge.

      Section 4.2. Tenant shall not place a load upon any floor of the Premises exceeding fifty (50) pounds per square foot "live load". Tenant shall not move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and shall make payment to Landlord of Landlord's reasonable, out-of-pocket costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with all Requirements and the Rules and Regulations, and shall be done at any time, provided that if such work is reasonably likely to materially interfere with the operation of the Building or unreasonably interfere with the use and occupancy of the Building by other tenants, then such work shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

      Section 4.3. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense but subject to recoupment pursuant to Article 27 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) results in a denial of access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant's ability to conduct its business in the Premises. In all other cases, at Tenant's request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, and Tenant shall pay to Landlord, as additional rent, within thirty (30) Business Days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred.

         Section 4.4. Both the design and decoration of the elevator areas of each entire floor of the Premises and the public corridors of any entire floor of the Premises occupied by more than one (1) occupant (as a result of a subletting or occupancy arrangement, if any, in accordance with Article 12 hereof) shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and such elevator areas and public corridors shall be maintained and kept clean by Tenant to Landlord's reasonable satisfaction. Nothing contained in the foregoing sentence, however, shall vitiate Landlord's obligation to clean the Premises as provided in Section 28.4 hereof. ARTICLE 5 WINDOW CLEANING

      Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other Requirement, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

                                    ARTICLE 6
                               REQUIREMENTS OF LAW

      Section 6.1. (A) Tenant, at Tenant's expense, shall comply with all Requirements applicable to the use and occupancy of the Premises, including, without limitation, those applicable to the making of any Alterations therein or the result of the making thereof and those applicable by reason of the nature or type of business operated by Tenant in the Premises except that (other than with respect to the making of Alterations or the result of the making thereof) Tenant shall not be under any obligation to make any Alteration in order to comply with any Requirement applicable to the mere general "office" use (as opposed to the manner of use) of the Premises, unless otherwise expressly required herein. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard "all-risk" insurance policy; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, the Insurance Services Office or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner
(as opposed to mere use as general "offices") which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the Insurance Services Office, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

            (B) Landlord, at its sole cost and expense (but subject to recoupment as provided in Article 27 hereof), shall comply with all Requirements applicable to the Premises and the Building which affect Tenant's use or occupancy of the Premises other than those Requirements with respect to which Tenant or other tenants or occupants of the Building shall be required to comply, subject to Landlord's right to contest the applicability or legality thereof.

      Section 6.2. Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises with which Tenant is obligated to comply, provided that (a) Landlord (or any Indemnitee) shall not be subject to imprisonment or to prosecution for a crime, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitee may be subject to any civil fines or penalties or other criminal penalties or if Landlord may be liable to any independent third party as a result of such noncompliance, Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to one hundred twenty percent (120%) of the sum of (A) the cost of such compliance, (B) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (C) the amount of such liability to independent third parties (as reasonably estimated by Landlord), and shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (except that Tenant shall not be required to furnish such bond to Landlord if it has otherwise furnished any similar bond required by law to the appropriate Governmental Authority and has named Landlord as a beneficiary thereunder) or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the applicability of the foregoing, Landlord (or any Indemnitee) shall be deemed subject to prosecution for a crime if Landlord (or any Indemnitee), a Lessor, a Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever, unless such charges are withdrawn ten (10) days before Landlord (or any Indemnitee), such Lessor or such Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

                                    ARTICLE 7
                                  SUBORDINATION

      Section 7.1. (A) Provided that (a) a Mortgagee shall execute and deliver to Tenant an agreement to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no Event of Default shall have occurred and be continuing hereunder or (b) a Lessor shall execute and deliver to Tenant an agreement to the effect that if its Superior Lease shall terminate or be terminated for any reason, Lessor will not evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions hereinafter set forth), provided no Event of Default shall have occurred and be continuing and Lessor shall not make Tenant a party in any action to terminate such Superior Lease or to remove or evict Tenant from the Premises provided no Event of Default shall have occurred and be continuing (any such agreement, or any agreement of similar import, from a Mortgagee or a Lessor, as the case may be, being hereinafter referred to as a "Nondisturbance Agreement"), this Lease shall be subject and subordinate to such Superior Lease and/or to such Mortgage. Subject to receipt of a Nondisturbance Agreement, this clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. Tenant, however, at Tenant's sole cost and expense, shall execute and deliver promptly the Nondisturbance Agreement or any other agreement that Landlord may reasonably request in confirmation of such subordination. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if in connection with the entering into of a Superior Lease, any lending institution or Lessor shall request reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights, or increase the other obligations of Tenant under this Lease, in any such case except to a de minimis extent, Tenant shall make such modifications.

            (B) Any Nondisturbance Agreement may be made on the condition that neither the Mortgagee nor the Lessor (other than a Mortgagee or a Lessor that is an Affiliate of Landlord), as the case may be, nor any Person claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

                  (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord), or

                  (2) subject to any defense, offsets or abatements which Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord), (except for any offsets expressly permitted under this Lease, including, without limitation (a) the offset set forth in this Lease to which Tenant is entitled after Tenant exercises Tenant's rights hereunder to perform work that Landlord failed to perform, (b) the offset set forth in this Lease to which Tenant is entitled if Landlord does not disburse the Applicable Tenant Fund, (c) the abatement set forth in Section 14.5 of this Lease, and (d) any adjournment of the Applicable Rent Commencement Date expressly set forth herein), or

                  (3) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

                  (4) bound by any obligation to make any payment to or on behalf of Tenant, or to make any payments on account of any Applicable Tenant Fund (it being understood, however, that if Landlord fails to disburse the Applicable Tenant Fund in accordance with the provisions hereof, then Tenant shall have the right to offset the applicable portion of the Applicable Tenant Fund which Landlord failed to disburse against the Rental due hereunder in accordance with Section 3.5(A) hereof, from and after the date that such Mortgagee or such Lessor, or any such Person, succeeds to the interest of the then defaulting Landlord), or

                  (5) bound by any obligation to perform any work or to make improvements to the Premises, except for (i) repairs, alterations and maintenance pursuant to the provisions of Articles 4 or 6 hereof, the need for which repairs, alterations and maintenance first arises after the date upon which such owner, Lessor or Mortgagee shall be entitled to possession of the Premises, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty (x) that occur after the date upon which such owner, Lessor or Mortgagee shall be entitled to possession of the Premises, or (y) that occur prior to such date, but only to the extent (in the case of clause (y)) that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee, or

                  (6) bound by any amendment or modification of this Lease made without its consent if such amendment or modification was made after Tenant was notified of the existence of such Superior Lease or Mortgage, or

                  (7) bound to return Tenant's security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

            (C) If required by the Lessor or Mortgagee, within seven (7) days after notice thereof, Tenant shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement set forth in Section 7.2 hereof to attorn to such Lessor or Mortgagee, as Tenant's landlord hereunder. Tenant shall promptly so accept, execute and deliver any Nondisturbance Agreement proposed by any such Mortgagee or Lessor which conforms to the provisions of this Article 7. Any such Nondisturbance Agreement may also contain other terms and conditions as may otherwise be required by such Lessor or Mortgagee which do not increase Tenant's monetary obligations under this Lease, or, except to a de minimis extent, adversely affect or diminish the rights, or increase the other obligations of Tenant under this Lease.

      Section 7.2. If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 7.1 hereof, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. The provisions of this Section 7.2 shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments, in recordable form, which are reasonably required by such owner, Lessor or Mortgagee, in confirmation of the foregoing provisions of this Section 7.2, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 7.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee except as may be set forth in Section 7.1 or in any Nondisturbance Agreement.

      Section 7.3. From time to time, within fifteen (15) days next following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, Escalation Rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant (but without having made any investigation), Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor and related to this Lease. Tenant acknowledges that any statement delivered pursuant to this Section 7.3 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor.

      Section 7.4. From time to time, within fifteen (15) days next following request by Tenant, Landlord shall deliver to Tenant a written statement executed by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, Escalation Rent and any other items of Rental have been paid, (iii) stating whether or not, to the best knowledge of Landlord (but without having made any investigation), Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease. Landlord acknowledges that any statement delivered pursuant to this Section 7.4 may be relied upon by any subtenant or assignee of Tenant.

      Section 7.5. As long as any Superior Lease or Mortgage shall exist (other than any Superior Lease or Mortgage held by an Affiliate of Landlord), Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time (not to exceed ninety (90) days) shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

      Section 7.6. Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request.

      Section 7.7. If Tenant enters into a Major Sublease, then, subject to the terms of this Section 7.7, Landlord, promptly after Tenant's request, shall execute and deliver to the applicable subtenant under such Major Sublease an agreement (a "Recognition Agreement"), in form and substance reasonably satisfactory to Landlord, to the effect that if this Lease terminates during the term of the applicable Major Sublease for any reason other than pursuant to Articles 10 or 11 hereof, Landlord will not evict such subtenant, disturb such subtenant's possession or terminate or disturb such subtenant's leasehold estate or rights thereunder, and will recognize such subtenant as the direct tenant of Landlord on the Applicable Terms; provided, however, that if in addition to at least the entire rentable area on one (1) full floor of the Building, the Major Sublease demises to the subtenant thereunder less than the entire rentable area on another floor, then Landlord, at Landlord's option, may elect to deliver a Recognition Agreement to the applicable subtenant in respect of such Major Sublease that excludes the space demised on such other floor that exceeds (x) Thirty Thousand Five Hundred (30,500) square feet of rentable area in respect of the Tenth Floor Space, or (y) Thirty-Two Thousand (32,000) square feet of rentable area in respect of the Seventh Floor Space, as the case may be, from the protection afforded by such Recognition Agreement (the space that Landlord excludes from the protection afforded by a Recognition Agreement being referred to herein as the "Excluded Space")(and, accordingly, if this Lease terminates during the term of the applicable Major Sublease for any reason, Landlord may elect to evict such subtenant from the Excluded Space, disturb such subtenant's possession therein and terminate such subtenant's leasehold estate or rights thereunder). Landlord shall reasonably determine the configuration and location of the Excluded Space. If Landlord makes such an election, then Landlord shall notify Tenant thereof on or prior to the tenth (10th) day after the date that Landlord receives Tenant's request for a Recognition Agreement for such Major Sublease. If Tenant still desires a Recognition Agreement in respect of such Major Sublease, then Tenant shall so notify Landlord on or prior to the tenth
(10th) day after the date upon which Tenant receives Landlord's notice (it being understood that if Tenant fails to notify Landlord within such ten (10) day period, then Tenant's request for such Recognition Agreement shall be deemed to be withdrawn). Tenant shall not have the right to request a Recognition Agreement as contemplated by this Section 7.7 (w) more than forty-five (45) days after the applicable Major Sublease is executed and delivered by Tenant and the applicable subtenant, (x) if Tenant is not then a LivePerson Party, (y) if an Event of Default has occurred and is then continuing, and (z) if the financial condition of the applicable subtenant is not reasonably satisfactory to Landlord (it being understood that if such subtenant's net worth, determined in accordance with generally accepted accounting principles, is equal to or greater than ten (10) times the annual Fixed Rent that would be payable by the applicable subtenant to Landlord pursuant to the Applicable Terms or if such subtenant's net worth, determined in accordance with generally accepted accounting principles, is less than ten (10) times but more than five (5) times the annual Fixed Rent that would be payable by the applicable subtenant to Landlord pursuant to the Applicable Terms and such subtenant posts a security deposit of fifty percent (50%) of the then annual Fixed Rent, then such subtenant's financial condition shall be deemed to be reasonably satisfactory to Landlord).

      Section 7.8. As used herein, the term "Applicable Terms" shall mean all of the terms and conditions set forth in this Lease, with the understanding that:

                  (i) the annual Fixed Rent payable by the applicable subtenant at any time from and after the Recognition Effective Date shall be an amount equal to the greatest of (A) the rental that would have been payable by the applicable subtenant under the Major Sublease at such time if the applicable Major Sublease remained in effect, (B) the product obtained by multiplying (x) the quotient obtained by dividing (I) the Fixed Rent that would have then been payable by Tenant under this Lease at such time if this Lease then remained in full force and effect, by (II) the number of square feet of rentable area included in the Premises on the day immediately preceding the Recognition Effective Date, by (y) the number of square feet of rentable area demised by Tenant to the applicable subtenant under the applicable Major Sublease, and (C) the Rental Value for the portion of the Premises demised under the Major Sublease (the "Major Sublease Fair Market Rent") as of the Recognition Effective Date, as determined pursuant to Article 41 hereof;

                  (ii) the subtenant under the applicable Major Sublease shall have no right to receive from Landlord any payments on account of the Applicable Tenant Fund;

                  (iii) the term of the applicable subtenant's direct tenancy shall expire on the Fixed Expiration Date (it being the parties' intention that such subtenant shall not have any right to extend the term of such direct tenancy to a date that occurs later than the Fixed Expiration Date);

                  (iv) if, on the Recognition Effective Date, the applicable subtenant's net worth determined in accordance with generally accepted accounting principles consistently applied, is (I) less than five (5) times the annual Fixed Rent determined pursuant to clause (i) above, then, on the Recognition Effective Date, the applicable subtenant shall deposit with the party that then constitutes the applicable subtenant's lessor an amount equal to the annual Fixed Rent determined pursuant to clause (i) above as security for such subtenant's obligations to such party in respect of such direct tenancy, or
(II) at least five (5) times but less than ten (10) times the Fixed Rent determined pursuant to clause (i) above, then, on the Recognition Effective Date, the applicable subtenant shall deposit with the party that then constitutes the applicable subtenant's lessor an amount equal to fifty percent (50%) of the annual Fixed Rent determined pursuant to clause (i) above as security for such subtenant's obligations to such party in respect of such direct tenancy;

                  (v) for purposes of such direct tenancy, the Space Factor shall be deemed to be the number of square feet of rentable area in the space demised by the applicable Major Sublease, excluding any Excluded Space;

                  (vi) for purposes of such direct tenancy, Tenant's Share shall be deemed to be the quotient (expressed as a percentage) obtained by dividing
(x) the Space Factor as determined pursuant to clause (v) above, by (y) the number of square feet of rentable area in the Building (other than any portion of the Building that is used for retail purposes);

                  (vii) the applicable subtenant shall not be deemed to constitute a LivePerson Party for purposes of such direct tenancy;

                  (viii) the applicable subtenant shall not have the right to such direct tenancy (and accordingly, the applicable subtenant, at the lessor's option, shall have no right to remain in occupancy of the applicable portion of the Premises from and after the Recognition Effective Date) if (w) this Lease is terminated by reason of an Event of Default that derives from the applicable subtenant's default under the applicable Major Sublease, (x) on the day immediately preceding the Recognition Effective Date, the applicable Major Sublease demises less than the entire rentable area of the Tenth Floor Space or the entire rentable area of the Seventh Floor Space, as the case may be, (y) on the day immediately preceding the Recognition Effective Date, the applicable subtenant then occupies less than seventy-five percent (75%) of the entire rentable area demised by the Major Sublease for the conduct of business, or (z) the applicable subtenant is the Person, or an Affiliate of the Person, that constituted Tenant immediately prior to the Recognition Effective Date; and

                  (ix) the party that constitutes such subtenant's direct lessor shall not be:

                        (1) liable for any act or omission of such subtenant's lessor immediately prior to the Recognition Effective Date;

                        (2) subject to any defense or offsets which the applicable subtenant may have against any prior lessor;

                        (3) bound by any payment of rental which the applicable subtenant may have made to any prior lessor more than thirty (30) days in advance of the due date therefor; or

                        (4) bound by any of the provisions of the applicable Major Sublease.

As used herein, the term "Recognition Effective Date" shall mean the date when

Landlord, the Lessor, Mortgagee or any other Person claiming by, through or under the Mortgagee (including, without limitation, a purchaser of a foreclosure sale) becomes the direct lessor of the applicable subtenant under a Major Sublease as contemplated by a Recognition Agreement.

      Section 7.9. Tenant shall submit to Landlord, with each request for a Recognition Agreement financial information about the subtenant for whose benefit such agreement is requested, including, without limitation, documentation of such subtenant's net worth determined in accordance with generally accepted accounting principles.

      Section 7.10. Landlord represents that: (a) Landlord is not in default in respect of its material obligations under the Existing Ground Lease, (b) Landlord has delivered to Tenant a true and correct copy of the Existing Ground Lease, (c) the term of the Existing Ground Lease was validly extended to expire on December 31, 2020, (d) there are no mortgages encumbering Landlord's interest in the Real Property, and (e) there are no Superior Leases other than the Existing Ground Lease. Promptly after the date hereof, Landlord shall request a Nondisturbance Agreement from the Lessor under the Existing Ground Lease.


                                   ARTICLE 8
                             RULES AND REGULATIONS

      Tenant and Tenant's contractors, employees, agents, visitors, invitees and licensees shall comply with the Rules and Regulations. Tenant shall have the right to dispute the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other office tenants in the Building (other than Landlord or its Affiliates). In the event of any inconsistency between the provisions of this Lease and the provisions of any Rule or Regulation, the provisions of this Lease shall control.

                                    ARTICLE 9
                INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

      Section 9.1. (A) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury (or death) to persons or damage to property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Landlord or its agents be liable for any such injury (or death) to persons or damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any injury (or death) to persons or damage to property or improvements, or interruption of Tenant's business, resulting from any latent defect in the Premises or in the Building (provided that the foregoing shall not relieve Landlord from its obligations, if any, to repair such latent defect pursuant to the provisions of Article 4 hereof or affect Tenant's rights pursuant to Section
14.5 hereof. Anything in this Article 9 to the contrary notwithstanding, except as set forth in Articles 4, 10, 13, 28 and 35 of this Lease and otherwise as expressly provided herein, Landlord shall not be relieved from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligent acts or omissions of Landlord.

            (B) If at any time any windows of the Premises are temporarily closed, darkened or bricked-up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building performed in accordance with Article 4, or any of such windows are permanently closed, darkened or bricked-up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Fixed Rent or any other item of Rental, nor shall the same release Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor impose any liability upon Landlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, then, unless Tenant is required pursuant to the Lease to perform the repairs, maintenance, alterations, or improvements, or to comply with the Requirements, which resulted in such windows being closed, darkened or bricked-up, Landlord shall perform such repairs, maintenance, alterations or improvements and comply with the applicable Requirements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened, or bricked-up.

                  (C) Tenant shall immediately notify Landlord of any fire or accident in the Premises.

      Section 9.2. Tenant shall obtain and keep in full force and effect (i) an "all risk" insurance policy for Tenant's Specialty Alterations and Tenant's Property at the Premises in an amount equal to one hundred percent (100%) of the replacement value thereof, and (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent, Landlord's agents and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear, with respect to the insurance required to be carried pursuant to clauses (i) and (ii) above. Such policy with respect to clause (ii) above shall include a provision under which the insurer agrees to indemnify, defend and hold Landlord, Landlord's managing agent, Landlord's agents and such Lessors and Mortgagees harmless from and against, subject to the limits of liability set forth in this
Section 9.2, all cost, expense and liability arising out of, or based upon, any and all claims, accidents, injuries and damages mentioned in Article 35. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained and (b) the policy shall be non-cancelable with respect to Landlord, Landlord's managing agent, Landlord's agents and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days' prior written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insured hereunder a copy of such notice. The minimum amounts of liability under the policy of insurance required to be carried pursuant to clause (ii) above shall be a combined single limit with respect to each occurrence in an amount of $5,000,000 for injury (or death) to persons and damage to property, which amount shall be increased from time to time (but not more than once in any three (3) year period) to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of non-institutional first class buildings in New York City, provided the same is not inconsistent with the minimum amounts of insurance then required by Landlord for other office tenants in the Building. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "XIII".

      Section 9.3. Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, including Tenant's Alterations (exclusive of Specialty Alterations), as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or in such lesser amount as will avoid co-insurance (including an "agreed amount" endorsement). Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to insure, replace or restore any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and of the cost thereof, and shall have maintained adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations. Landlord also shall maintain in full force and effect a policy of commercial general liability insurance that names Landlord as the insured thereunder and that is consistent with the nature and level of insurance customarily obtained by prudent owners of first-class office buildings in midtown Manhattan. Landlord shall name Tenant as an additional insured under the aforesaid policy of commercial general liability insurance if Landlord's insurer is willing to do so without additional charge to Landlord (with the understanding, however, that the liability insurance policy described in Section 9.2 hereof shall afford primary coverage to Landlord and Tenant with respect to claims for property damage or personal injury that derive from events occurring within the Premises or Tenant's conduct of business therein).

      Section 9.4. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 10.5 hereof, required to be carried by Tenant pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

      Section 9.5. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Property or Specialty Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

      Section 9.6. If notwithstanding the recovery of insurance proceeds by Tenant for loss, damage or destruction of its property Landlord is liable to Tenant with respect thereto or is obligated under this Lease to make replacement, repair or restoration, then, at Landlord's option, either (i) the amount of the net proceeds of Tenant's insurance against such loss, damage or destruction shall be offset against Landlord's liability to Tenant therefor, or
(ii) shall be made available to Landlord to pay for replacement, repair or restoration.

ARTICLE 10 DESTRUCTION-FIRE OR OTHER CAUSE

         Section 10.1. (A) If the Premises (including Alterations which shall include

Landlord's Work but not Specialty Alterations) shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damage, with such modifications as shall be required in order to comply with Requirements shall be diligently repaired by and at the expense of Landlord to substantially the condition prior to the damage, and until such repairs which are required to be performed by Landlord (excluding Long Lead Work the absence of which does not in and of itself materially impair Tenant's ability to conduct its business in the Premises in substantially the same manner as prior to such casualty) shall be Substantially Completed (of which Substantial Completion Landlord shall promptly notify Tenant) the Fixed Rent, Escalation Rent and Space Factor shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant, bears to the total area of the Premises immediately prior to such casualty. Upon the Substantial Completion of such repairs (excluding Long Lead Work the absence of which does not in and of itself materially impair Tenant's ability to conduct its business in the Premises in substantially the same manner as prior to such casualty), Landlord shall diligently prosecute to completion any items of Long Lead Work remaining to be completed. Landlord shall have no obligation to repair any damage to, or to replace, any Specialty Alterations or Tenant's Property. In addition, Landlord shall not be obligated to repair any damage to, or to replace, any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and the cost thereof. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section. Anything contained herein to the contrary notwithstanding, if the Premises (including any Alterations) are damaged by fire or other casualty at any time prior to the completion of the Initial Alterations, Landlord's obligation to repair the Premises (and any Alterations) shall be limited to repair of the part of the Building Systems serving the Premises on the Commencement Date, but not the distribution portions of such Building Systems located within the Premises, the floor and ceiling slabs of the Premises and the exterior walls of the Premises, all to substantially the same condition which existed on the Commencement Date, with such modifications as shall be required in order to comply with Requirements. If a fire or other casualty occurs during the period beginning on (x) the Commencement Date and ending on the day immediately prior to the Tenth Floor Space Rent Commencement Date, or (y) the Seventh Floor Space Commencement Date and ending on the day immediately prior to the Seventh Floor Space Rent Commencement Date, as the case may be, then Tenant, as and for the abatement of Rental as contemplated by this Article 10 by reason of the occurrence of a fire or other casualty during such period, shall have the right to credit against the Rental due hereunder from and after the Applicable Rent Commencement Date an amount equal to the abatement of Rental to which Tenant would have been entitled under this Article 10 if such fire or other casualty occurred immediately after the Applicable Rent Commencement Date.

            (B) Prior to the Substantial Completion of Landlord's repair obligations set forth in Section 10.1(A) hereof, Landlord shall provide Tenant and Tenant's contractor, subcontractors and materialmen access to the Premises to perform Specialty Alterations (or Alterations, if Landlord is not obligated to repair same pursuant to the provisions hereof), on the following terms and conditions (but not to occupy the same for the conduct of business).

                  (1) Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's discretion, to permit the commencement of the Specialty Alterations (or Alterations, if Landlord is not obligated to repair same pursuant to the provisions hereof) then prudent to be performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed.

                  (2) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent or Escalation Rent with respect to the affected portion of the Premises for any period prior to substantial completion of the repairs.

                  (3) It is expressly understood that if Landlord shall be delayed from substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including, without limitation, by reason of the performance of any Specialty Alteration (or Alteration, if Landlord is not obligated to repair same pursuant to the provisions hereof), by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not completed because under good construction scheduling practice such repairs should be performed after completion of any Specialty Alteration (or Alteration, if Landlord is not obligated to repair same pursuant to the provisions hereof), then such repairs shall be deemed substantially complete on the date when the repairs would have been substantially complete but for such delay and the expiration of the abatement of the Tenant's obligations hereunder shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within thirty (30) days after demand, as additional rent.

         Section 10.2. Anything contained in Section 10.1 hereof to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord, at Landlord's option, may, not later than ninety
(90) days following the damage, give Tenant a notice in writing terminating this Lease; provided that if the Premises are not substantially damaged or rendered untenantable, Landlord may not terminate this Lease unless it shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building (excluding any rentable area occupied by Landlord or its Affiliates). If Landlord elects to terminate this

Lease, the Term shall expire upon a date set by Landlord, but not sooner than the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of
Article 20 hereof. Upon the termination of this Lease under the conditions provided for in this Section 10.2, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

      Section 10.3. (A) Within forty-five (45) days after notice to Landlord of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by an independent reputable contractor setting forth such contractor's estimate as to the time required to repair such damage, exclusive of time required to perform Long Lead Work. If the estimated time period exceeds nine (9) months from the date of such statement, then Tenant may elect to terminate this Lease by notice given to Landlord not later than thirty (30) days following Tenant's receipt of such statement. If Tenant makes such election, then the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. If Tenant does not elect to terminate this Lease pursuant to this Article 10 (or is not entitled to terminate this Lease pursuant to this Article 10), then the damages shall be diligently repaired by and at the expense of Landlord as set forth in Section 10.1 hereof, unless Landlord elects to terminate this Lease in accordance with Section 10.2 hereof.

            (B) If Tenant does not elect to terminate this Lease pursuant to
Section 10.3(A) (or is not entitled to terminate this Lease pursuant to Section 10.3(A)), and the repair of the damage to the Premises described in Section 10.1 hereof is not Substantially Completed within three (3) months after the estimated date of such Substantial Completion as set forth in the contractor's estimate delivered to Tenant as aforesaid (which three (3) month period may be extended for up to a six (6) month period to the extent Landlord cannot Substantially Complete such damage within such three (3) month period by virtue of Unavoidable Delays), then Tenant may elect to terminate this Lease by delivering a notice to Landlord not later than the earlier to occur of (x) the date that such Substantial Completion occurs, and (y) the thirtieth (30th) day following the last day of such three (3) month period (or the thirtieth (30th) day following the last day of such extended period, if applicable), and the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

            (C) If the Premises shall be substantially damaged during the last two (2) years of the Term, Landlord or Tenant may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

      Section 10.4. This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

      Section 10.5. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party shall not have the obligation to name the other party as an additional insured. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Property or Specialty Alterations or any other Alteration prior to the completion of the Initial Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

                                   ARTICLE 11
                                 EMINENT DOMAIN

      Section 11.1. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and the Space Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation; (2) if at least ten percent (10%) of the Real Property is so acquired or condemned and whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building (excluding any rentable area leased by Landlord or its Affiliates); and (3) if the part of the Real Property so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease. If any such thirty (30) days' notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit inclusive of Tenant's Alterations (other than Specialty Alterations), except that if such acquisition or condemnation occurs prior to completion of the Initial Alterations, Landlord shall only be required to restore that part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of Tenant's Alterations. Upon the termination of this Lease and the Term pursuant to the provisions of this
Section 11.1, the Fixed Rent and Escalation Rent shall be apportioned as of the date of vesting of title and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

      Section 11.2. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses.

      Section 11.3. If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

                        (i) if the acquisition or condemnation is for a period
            not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment reasonably appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 11.1 hereof; or

                        (ii) if the acquisition or condemnation is for a period
            extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (i) above, provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.

                                   ARTICLE 12
                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

      Section 12.1. (A) Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Premises or any part thereof, or (c) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any Person other than Tenant.

            (B) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

      Section 12.2. (A) If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. If the Premises or any part thereof are sublet to, or occupied by, or used by, any Person other than Tenant, whether or not in violation of this
Article 12, Landlord, after default by Tenant under this Lease, including, without limitation, a subletting or occupancy in violation of this Article 12, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use, to the extent required hereunder.

            (B) Tenant shall reimburse Landlord within thirty (30) days after demand for any reasonable, out-of-pocket costs that may be incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof, including, without limitation, any reasonable processing fee, reasonable attorneys' fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee.

            (C) Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any Person other than Tenant, nor any collection of Rental by Landlord from any Person other than Tenant as provided in this Section 12.2, nor any application of any such Rental as provided in this Section 12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed.

            (D) Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance (it being understood, however, that Tenant shall not have liability hereunder to the extent that Tenant's obligations hereunder are expanded or amended by any such modification or amendment that Landlord consummates with the assignee after the date of any such assignment by Tenant of the tenant's interest).

      Section 12.3. (A) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such Person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such Person under the Lease as set forth in Paragraph (B) below, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such Person in connection with the assignment of this Lease.

            (B) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amount equal to the then annual Fixed Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held by Landlord in accordance with the provisions of Article 31 hereof, (b) furnish Landlord with financial statements of such assignee for the prior three
(3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six (6) times the then Fixed Rent for each of such three (3) years, (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

      Section 12.4. (A) Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord but subject to Tenant's satisfaction of conditions set forth in clauses (4) and (5) of Section 12.8(A) hereof, and without Landlord having the right granted in
Section 12.8(B) hereof to recapture, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets or stock (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or (iii) to a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with Tenant (any such Person referred to in this clause (iii) being a "Related Entity"). Tenant also shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord but subject to Tenant's satisfaction of conditions set forth in clauses (5) through (7) and (9) of Section 12.6(A) and without Landlord having the right granted in Section 12.6(B) hereof to recapture, to sublease all or any portion of the Premises to a Related Entity. Any assignment or subletting described above may only be made upon the condition that (a) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease or to circumvent the provisions of Section 12.1 of this Article (except if such assignment or sublease is made to a Related Entity and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of Section 12.1 of this Article), and
(b) in the case of an assignment, any such assignee shall have a net worth determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to the greater of Tenant's net worth and annual income and cash flow, as so determined, on (i) the date immediately preceding the date of such assignment, and (ii) the Commencement Date. Tenant shall, within ten (10) Business Days after execution thereof, deliver to Landlord either (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, together with an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, or (y) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

            (B) If Tenant is a partnership, the admission of new Partners, the withdrawal, retirement, death, incompetency or bankruptcy of any Partner, or the reallocation of partnership interests among the Partners shall not constitute an assignment of this Lease, provided the principal purpose of any of the foregoing is not to circumvent the restrictions on assignment set forth in the provisions of this Article 12.

The reorganization of Tenant from a professional corporation into a partnership or the reorganization of a Tenant from a partnership into a professional corporation, shall not constitute an assignment of this Lease, provided that immediately following such reorganization the Partners of Tenant shall be substantially the same as the shareholders of Tenant existing immediately prior to such reorganization, or the shareholders of Tenant shall be substantially the same as the Partners of Tenant existing immediately prior to such reorganization, as the case may be. If Tenant shall become a professional corporation, each individual shareholder in Tenant and each professional employee of a professional corporation which is a shareholder in Tenant shall have the same personal liability as such individual or professional employee would have under this Lease if Tenant were a partnership and such individual or accountant-employee were a Partner in Tenant. If any individual Partner in Tenant is or becomes a professional employee of a professional corporation, such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation were a Partner of Tenant.

            (C) Except as set forth above, either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant or of any entity which holds an interest in Tenant through one or more intermediaries (if Tenant or such entity is a corporation or trust) or a transfer of a majority of the total interest in Tenant or of any entity which holds an interest in Tenant through one or more intermediaries (if Tenant or such entity is a partnership or other entity) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant or of any entity which holds an interest in Tenant through one or more intermediaries (if Tenant or such entity is a corporation or trust) for purposes of this Section 12.4 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

      Section 12.5. If, at any time after the originally named Tenant herein may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in paragraph (E) of Section
16.1 hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such paragraph, any prior Tenant, including, without limitation, the originally named Tenant, then at such originally named Tenant's option or upon request of Landlord given within thirty
(30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord or such Tenant in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination (other than any Rental demanded by Landlord pursuant to Section 17.2(A)(3)), and (2) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and
(c) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 27 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant's default thereunder.

      Section 12.6. (A) Notwithstanding the provisions of Section 12.1 hereof, if Landlord shall not exercise its rights pursuant to paragraph (B) of this
Section 12.6, Landlord shall not unreasonably withhold, condition or delay its consent to any subletting of the Premises, provided that:

                  (1) the Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for comparable space in the Building or if there is no comparable space the prevailing rental rate reasonably determined by Landlord;

                  (2) no Event of Default shall have occurred and be continuing;

                  (3) upon the date Tenant delivers the Tenant Statement to Landlord and upon the date immediately preceding the commencement date of any sublease approved by Landlord, the proposed subtenant shall have a financial standing (taking into consideration the obligations of the proposed subtenant under the sublease and the financial standing of Tenant) reasonably satisfactory to Landlord, be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

                  (4) if Landlord has or within one hundred eighty (180) days thereafter reasonably expects to have comparable space in the Building for a comparable term, the proposed subtenant (or any Person who is an Affiliate of the proposed subtenant) shall not be a tenant or subtenant of any space in the Building, nor shall the proposed subtenant (or any Person who is an Affiliate of the proposed subtenant) be a Person with whom Landlord is negotiating or discussing to lease space in the Building (it being agreed, however, that the proposed subtenant may be an Affiliate of a Person with whom Landlord is negotiating or discussing to lease space in the Building or an Affiliate of a tenant or subtenant of the Building, so long as in either case (x) such proposed subtenant constitutes a separate business entity that has operated independently as a separate entity from such Person with whom Landlord is negotiating or discussing as aforesaid, or from such tenant or subtenant in the Building, in either case for at least two (2) years, and (y) such proposed subtenant was not formed for the purpose of circumventing the requirements of this clause (4)). If Tenant shall propose to sublease space and is about to commence negotiations with a prospective subtenant, then Tenant may notify Landlord of the identity of such prospective subtenant and Landlord shall notify Tenant within ten (10) days after the date upon which Landlord is advised of the identity of such prospective subtenant if the execution of a sublease with a prospective subtenant would violate the provisions of this clause (4). If (x) Landlord does not so notify Tenant within such ten (10) day period, and (y) Tenant submits a Tenant Statement for such proposed subtenant to Landlord within the one hundred eighty (180) day period of time commencing on the day after the end of such ten
(10) day period, then Landlord, within such succeeding one hundred eighty (180) day period, shall not have the right to withhold, delay or condition its consent to the subleasing contemplated by such Tenant Statement solely by reason of such proposed subtenant being (i) a Person (or an Affiliate of a Person) with whom Landlord is negotiating or discussing to lease space in the Building, or (ii) a tenant or subtenant of the Building or an Affiliate of a tenant or subtenant of the Building;

                  (5) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant shall not (a) be likely to increase Landlord's operating expenses beyond that which would be incurred for use by Tenant, (b) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting; (c) violate any provision or restrictions herein relating to the use or occupancy of the Premises; (d) require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises; or (e) violate any provision or restrictions in any Superior Lease or Mortgage to which this Lease is subordinate; if Landlord shall have consented to a sublease and, as a result of the use and occupancy of the subleased portion of the Premises by the subtenant, operating expenses are increased, then Tenant shall pay to Landlord, within ten
(10) days after demand, as additional rent, all resulting increases in operating expenses;

                  (6) the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be materially modified without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed or assigned (by operation of law or otherwise; for purposes of this clause (6), the transfer of a majority of the issued and outstanding capital stock of any corporate subtenant or the transfer of a majority of the total interest in a subtenant (if a partnership or other entity), however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of the sublease, except that the transfer of the outstanding capital stock of a corporate subtenant shall be deemed not to include the sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange) encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

                  (7) the subletting shall end no later than one (1) day before the Expiration Date and shall not be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date (provided, however, that Tenant shall have the one- time right to sublease the Seventh Floor Space (or a portion thereof, subject to clause (8) of this Section 12.6) for a term of less than two (2) years that commences more than two (2) years prior to the Expiration Date);

                  (8) no subletting shall be for less than Five Thousand (5,000) contiguous rentable square feet and at no time shall there be more than three
(3) occupants, including Tenant, on any one (1) floor of the Premises; and

                  (9) subject to the terms of a Recognition Agreement, such sublease shall expressly provide that in the event of termination, re-entry or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

                        (i) liable for any act or omission of Tenant under such sublease, or

                        (ii) subject to any defense or offsets which such subtenant may have against Tenant, or

                        (iii) bound by any previous payment which such subtenant may have made to Tenant more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord, or

                        (iv) bound by any obligation to make any payment to or on behalf of such subtenant, or

                        (v) bound by any obligation to perform any work or to make improvements to the Premises, or portion thereof demised by such sublease, or

                        (vi) bound by any amendment or modification of such sublease made without its consent, or

                        (vii) bound to return such subtenant's security deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease.

If Tenant proposes to sublet a portion of the Premises then, unless the context otherwise requires, references in this Section 12.6 to the Premises shall be deemed to refer to the portion of the Premises proposed to be sublet by Tenant. Landlord shall have the right to enter into a Recapture Sublease or a Recapture Termination on the terms set forth in this Article 12 in respect of Tenant's proposed subleasing of all or any portion of the Premises.

            (B) Except as otherwise provided in Section 12.4 hereof and subject to the terms of this Section 12.6(B), if (x) Tenant proposes to sublet all or any portion of the Premises in respect of which Landlord does not have the right to enter into a Recapture Sublease or a Recapture Termination, or (y) Tenant proposes to sublet all or any portion of the Premises in respect of which (I) Landlord had the right to enter into a Recapture Sublease or a Recapture Termination, (II) Tenant gave a Recapture Statement to Landlord as contemplated by Section 12.6(C) hereof, and (III) Landlord did not exercise Landlord's rights to enter into a Recapture Sublease or a Recapture Termination in respect thereof, then Tenant shall submit a statement to Landlord (a "Tenant Statement") containing the following information: (a) a description of the Premises (or a portion thereof) to be sublet, (b) the name of the proposed subtenant, (c) the material terms and conditions of the proposed subletting, including, without limitation, the rent payable, the free rent period (if any) and the estimated value (including cost, overhead and supervision) of any improvements (including any demolition to be performed) to the Premises for occupancy by the proposed subtenant, and (d) any other information that Landlord may reasonably request within five (5) Business Days of Landlord's receipt of the Tenant Statement, together with a statement specifically directing Landlord's attention to the provisions of this Section 12.6(B) requiring Landlord to respond to Tenant's request within fifteen (15) Business Days after Landlord's receipt of the Tenant Statement. If Landlord fails to notify Tenant within fifteen (15) Business Days after the date when Tenant gives the Tenant Statement to Landlord of Landlord's consent to or disapproval of the proposed subletting pursuant to the Tenant Statement as contemplated by Section 12.6(A) hereof, or if Landlord consents to such subletting as provided in Section 12.6(A) hereof, then Tenant shall have the right to sublease the Premises (or the applicable portion thereof) to the proposed subtenant on the same terms and conditions set forth in the Tenant Statement. If Tenant does not enter into such sublease within one hundred twenty
(120) days after the delivery of the Tenant Statement to Landlord, then the provisions of Section 12.1 hereof and this Section 12.6 shall again be applicable to any other proposed subletting. If Tenant enters into such sublease within one hundred twenty (120) days as aforesaid, then Tenant shall deliver a true, complete and fully executed counterpart of such sublease to Landlord within ten (10) days after execution thereof.

            (C) Subject to the terms of this Section 12.6(C), if Tenant proposes to sublease all or any portion of the Premises in respect of which Landlord has the right to enter into a Recapture Sublease or a Recapture Termination, then Tenant shall submit a statement to Landlord (a "Recapture Statement") containing the following information: (a) a description of the Premises (or portion thereof) to be sublet, (b) the material terms and conditions of the proposed subletting, including, without limitation, the term of such proposed subletting, the rent payable, the free rent period (if any), and the estimated value (including cost, overhead and supervision) of any improvements (including any demolition to be performed) to the Premises for occupancy by a subtenant, and
(c) any other information that Landlord may reasonably request within five (5) Business Days after Landlord's receipt of the Recapture Statement (but excluding the identity of the proposed subtenant), together with a statement specifically directing Landlord to respond to Tenant's request within thirty (30) days after Landlord's receipt of the Recapture Statement. Landlord shall have the right, exercisable within thirty (30) days after Landlord's receipt of the Recapture Statement, (x) to sublet (in its own name or that of its designee) the Premises (or the applicable portion thereof) (the "Recapture Space") from Tenant on the terms and conditions set forth in the Recapture Statement, subject to the further provisions of paragraph (D) of this Section 12.6, or (y) with respect to a proposed sublease of any portion of the Premises for the balance of the Term with respect to which Landlord would otherwise have the right to enter into a Recapture Sublease, to terminate this Lease with respect to such Recapture Space on the terms set forth in Section 12.6(H) hereof by giving notice thereof to Tenant within thirty (30) days after Landlord's receipt of the Recapture Statement (such termination of this Lease with respect to the Recapture Space being referred to herein as a "Recapture Termination") (it being agreed that for purposes of this clause (C), any proposed sublease shall be deemed to be for the balance of the Term if the last day of the term of such proposed sublease occurs later than two (2) years prior to the Fixed Expiration
Date). If (x) Tenant gives a Recapture Statement to Landlord as contemplated by this Section 12.6(C), (y) Landlord does not exercise Landlord's rights to enter into a Recapture Sublease or a Recapture Termination (as the case may be) in respect thereof, and (z) Tenant does not give a Tenant Statement in respect of such subletting within one hundred eighty (180) days after the delivery of the Recapture Statement to Landlord, then the provisions of Section 12.1 hereof and this Section 12.6 shall again be applicable to any other proposed subletting therefor (including, without limitation, the requirement that Tenant deliver to Landlord a Recapture Notice therefor). If, at any time during the one hundred eighty (180) day period commencing on the date when Tenant gives a Recapture Statement to Landlord, the sublease rental, the term, the portion of the Premises that Tenant proposes to sublet, or any other term set forth in such Recapture Statement changes in any material respect such that (I) there is a greater than ten percent (10%) variance in the space proposed to be sublet from the space specified in the Recapture Statement, or (II) there is a greater than ten percent (10%) decrease in the value to Tenant of the aggregate economic terms of the proposed sublease specified in the Recapture Statement (taking into account, without limitation, work to be performed, work allowances, and free rent periods), then Tenant shall not have the right to enter into any sublease unless Tenant gives Landlord a revised Recapture Statement in respect thereof, and the procedure described in this Section 12.6(C) shall again apply. Tenant's submission of such revised Recapture Statement shall be accompanied by a statement directing Landlord to respond to Tenant's request within five (5) Business Days after Landlord's receipt of such revised Recapture Statement. Landlord shall have the right, exercisable within five (5) Business Days after Landlord's receipt of the revised Recapture Statement, to enter into a Recapture Sublease (on the terms and conditions set forth in the revised Recapture Statement, subject to the further provisions of paragraph (D) of this Section
12) or a Recapture Termination (if the term of the proposed sublease pursuant to such revised Recapture Statement is (or is deemed to be) for the balance of the
Term). Landlord acknowledges that Tenant shall have the right to give the Tenant Statement and the Recapture Statement simultaneously.

            (D) If Landlord exercises its option to sublet the Recapture Space, such sublease to Landlord or its designee as subtenant (each, a "Recapture Sublease") shall:

                  (1) be at a rental equal to the lesser of (x) the Rent Per Square Foot multiplied by the number of rentable square feet of the Recapture Space, and (y) the sublease rent set forth in the Tenant Statement, and otherwise be upon the same terms and conditions as those contained in this Lease (as modified by the Tenant Statement, including, without limitation, the obligation to pay the rental set forth in the Tenant Statement), except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this paragraph (D);

                  (2) give the subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in the Recapture Space;

                  (3) provide in substance that any such changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired (it being agreed that (I) any Specialty Alterations in the Recapture Space shall be removed and the Recapture Space restored to the condition existing on the day immediately prior to the commencement of the term of the Recapture Sublease if (x) so provided in the Recapture Statement, and (y) the term of such Recapture Sublease is for less than the balance of the Term, (II) if the term of such Recapture Sublease is for the balance of the Term, then any Specialty Alteration in the Recapture Space shall be deemed a Qualified Specialty Alteration to the extent the Recapture Statement provided for the proposed subtenant to remove such Specialty Alteration, and (III) if Landlord fails to fulfill its obligation to remove any Specialty Alterations from the Recapture Space and restore the Recapture Space as aforesaid, and Tenant so notifies Landlord, then Tenant, from and after the day that is thirty
(30) days after the day that Tenant gives such notice and Landlord fails to fulfill such obligation, shall have the right to (x) remove such Specialty Alterations and restore the Recapture Space as aforesaid, and (y) offset against the Rental next due hereunder an amount equal to the reasonable out-of-pocket expenses incurred by Tenant in performing such work together with interest thereon at the Applicable Rate computed from the date that Tenant paid such expense on account of such work through the date that Tenant offsets such expenses against the Rental as aforesaid);

                  (4) provide that (i) the parties to such Sublease expressly negate any intention that any estate created under such Sublease be merged with any other estate held by either of said parties, (ii) prior to the commencement of the term of the Recapture Sublease, Tenant, at its sole cost and expense (unless the Tenant Statement provides otherwise), shall make such alterations as may be required or reasonably deemed necessary by the subtenant to physically separate the Recapture Space, if such Recapture Space constitutes a portion of a floor, from the balance of the Premises and to provide appropriate means of ingress to and egress thereto and to the public portions of the balance of the floor such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Recapture Sublease, Tenant shall accept the Recapture Space in its then existing condition, broom clean except as provided in Section 12.6(D)(3) hereof;

                  (5) provide that the subtenant or occupant may use and occupy the Recapture Space for any lawful purpose (without regard to any limitation set forth in the Tenant Statement); and

                  (6) not require the subtenant thereunder to post a security deposit.

            (E) Performance by Landlord, or its designee, under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease. If Landlord or its designee fails to make any payment due to Tenant under the Recapture Sublease, Tenant shall have the right to offset the amount thereof against the next Rental due hereunder.

            (F) If Landlord is unable to give Tenant possession of the Recapture

Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then
(w) Landlord, at Landlord's expense, shall use commercially reasonable efforts to deliver possession of the Recapture Space, (x) Landlord shall continue to pay all charges previously payable, and comply with all other obligations, under the Recapture Sublease until the date upon which Landlord shall give Tenant possession of the Recapture Space free of occupancies, (y) neither the Expiration Date nor the validity of this Lease shall be affected, and (z) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord which may result from the failure of Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease.

            (G) The failure by Landlord to exercise its option under Section 12.6(B) with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting (other than pursuant to a renewal right set forth in the relevant Tenant Statement and the corresponding sublease) or any subsequent subletting of the Premises affected thereby.

            (H) If Landlord exercises Landlord's right to consummate a Recapture Termination in respect of the Recapture Space and the Recapture Space constitutes the then entire Premises, then the Lease shall terminate on the date that the term of the sublease proposed initially by Tenant would have commenced and the provisions of Article 20 hereof shall apply. If Landlord exercises Landlord's right to consummate a Recapture Termination in respect of Recapture Space that constitutes a portion of the Premises, then:

                  (1) on the date that the term of the sublease proposed initially by Tenant would have commenced, the Recapture Space shall be deemed to be deleted from the Premises, and accordingly, on such date, Tenant shall deliver exclusive possession of the Recapture Space to Landlord in the condition required hereby upon the expiration or earlier termination of the Term, free and clear of leases, tenancies and rights of occupants;

                  (2) effective on such date, the Fixed Rent payable hereunder shall be reduced by an amount equal to the product obtained by multiplying (I) the number of square feet of rentable area that comprises the Recapture Space, and (II) each of the applicable amounts set forth on Exhibit "G" attached hereto that corresponds to the period from such date to the Fixed Expiration Date;

                  (3) effective on such date, the Space Factor shall be reduced by an amount equal to the number of square feet of rentable area that comprises the Recapture Space;

                  (4) effective on such date, Tenant's Share shall be recalculated as the fraction, the numerator of which shall be the number of square feet of rentable area then constituting the Premises, and the denominator of which shall be the rentable area of the Building (exclusive of any space leased for retail use); and

                  (5) prior to the date that the term of the sublease proposed initially by Tenant would have commenced (unless the Recapture Statement provides otherwise), Tenant, at its sole cost and expense (unless the Recapture Statement provides otherwise), shall make such Alterations as may be required or reasonably deemed necessary by Landlord to physically separate the Recapture Space, if such Recapture Space constitutes a portion a floor, from the balance of the Premises and to provide appropriate means of ingress to and egress thereto and to the public portions of the balance of the floor such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc.

      Section 12.7. (A) In connection with any subletting of all or any portion of the Premises other than pursuant to Section 12.4(A), Tenant shall pay to Landlord an amount equal to seventy percent (70%) of any Sublease Profit derived therefrom. Anything contained herein to the contrary notwithstanding Tenant shall not be entitled to any proceeds derived from or relating to (directly or indirectly) any subletting of the Recapture Space by Landlord or its designee to a subtenant. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord, as additional rent, within ten
(10) days after receipt thereof by Tenant.

            (B) For purposes of this Lease:

                  (1) "Rent Per Square Foot" shall mean the sum of the then Fixed Rent and Escalation Rent divided by the Space Factor.

                  (2) "Sublease Profit" shall mean the product of (x) the Sublease Rent Per Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sublet by Tenant.

                  (3) "Sublease Rent" shall mean any rent or other consideration paid to Tenant directly or indirectly by any subtenant or any other amount received by Tenant from or in connection with any subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property or sums paid in connection with the supply of electricity or HVAC) less the Sublease Expenses.

                  (4) "Sublease Expenses" shall mean: (i) in the event of a sale of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such sublease, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any sums paid to Landlord pursuant to Section 12.2(B) hereof, (iv) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing that portion of the Premises for such subtenancy if not used by Tenant subsequent to the expiration of the term of the sublease, (v) the cost of any other concession granted to the subtenant other than free rent or any rent credit, and (vi) the unamortized or undepreciated cost of any Tenant's Property leased to and used by such subtenant. In determining Sublease Rent, the costs set forth in clauses (ii),
(iii), (iv) and (v) shall be amortized on a straight-line basis over the term of such sublease and the costs set forth in clause (vi) shall be amortized on a straight line basis over the greater of the longest useful life of such improvements, alterations or Property (as permitted pursuant to the Internal Revenue Code of 1986, as amended) and the term of such sublease.

                  (5) "Sublease Rent Per Square Foot" shall mean the Sublease Rent divided by the rentable square feet of the space demised under the sublease in question.

                  (6) Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant, (ii) the final adjustment of payments to be made by or to Tenant, and (iii) mistake. Promptly after receipt or final adjustment of any such payments or discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit, and an adjustment shall be made between Landlord and Tenant, on account of prior payments made or credits received pursuant to this Section 12.7. In addition, if Sublease Expenses utilized for the purpose of calculating Sublease Profit included an amount attributable to the cost of the improvements made by Tenant expressly and solely for the purpose of preparing the Premises or a portion thereof for the occupancy of the subtenant and subsequent to the expiration of the sublease such improvements and/or alterations were not demolished and/or removed and Tenant reoccupies the Premises or portion thereof demised under such sublease, Sublease Profits shall be recalculated as if the cost of such improvements and/or alterations were not incurred by Tenant and Tenant promptly shall pay to Landlord seventy percent (70%) of the additional amount of such Sublease Profit resulting from such recalculation.

      Section 12.8. (A) Notwithstanding the provisions of Section 12.1 hereof but subject to the provisions of Section 12.4 hereof, if Landlord shall not exercise its rights pursuant to paragraph (B)(2) of this Section 12.8, Landlord shall not unreasonably withhold condition or delay its consent to an assignment of this Lease in its entirety provided that:

                  (1) no Event of Default shall have occurred and be continuing;

                  (2) upon the date Tenant delivers the Assignment Statement to Landlord and upon the date immediately preceding the date of any assignment approved by Landlord, the proposed assignee shall have a financial standing (taking into consideration the obligations of the proposed assignee under this Lease) reasonably satisfactory to Landlord, be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

                  (3) if Landlord has or within one hundred eighty (180) days thereafter reasonably expects to have comparable space in the Building available for leasing, the proposed assignee (or any Person who is an Affiliate of the proposed assignee) shall not be a tenant or subtenant of any space in the Building, nor shall the proposed assignee (or any Person who is an Affiliate of the Proposed Assignee) be a Person with whom Landlord is negotiating or discussing to lease space in the Building (it being agreed, however, that the proposed assignee may be an Affiliate of a Person with whom Landlord is negotiating or discussing to lease space in the Building or an Affiliate of a tenant or subtenant of the Building, so long as in either case (x) the proposed assignee constitutes a separate business entity that has operated independently as a separate entity from such Person with whom Landlord is negotiating or discussing as aforesaid, or from such tenant or subtenant in the Building, in either case for at least two (2) years, and (y) such proposed subtenant was not formed for the purpose of circumventing the requirements of this clause (3));

                  (4) the proposed use of the Premises by the proposed assignee shall not (a) be likely to increase Landlord's operating expenses beyond that which would be incurred for use by Tenant; (b) increase the burden on existing cleaning services or elevators over the burden prior to such proposed assignment; (c) violate any provision or restrictions herein relating to the use or occupancy of the Premises; (d) require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises; or (e) violate any provision or restrictions in any Superior Lease or Mortgage to which this Lease is subordinate; if Landlord shall have consented to an assignment and, as a result of the use and occupancy of the Premises by Tenant/assignee, operating expenses are increased, then Tenant shall pay to Landlord, within thirty (30) days after demand, as additional rent, all resulting increases in operating expenses; and

                  (5) the assignee shall agree to assume all of the obligations of Tenant under this Lease from and after the date of the assignment.

            (B) (1) Subject to the terms of this Section 12.8(B), if Tenant proposes to assign the tenant's interest hereunder in its entirety, then Tenant shall submit a statement to Landlord (the "Assignment Statement") containing the following information: (i) the essential terms and conditions of the proposed assignment, including, without limitation, the consideration payable for such assignment and the estimated value (including cost, overhead and supervision) of any improvements (including any demolition to be performed) to the Premises proposed to be made by Tenant to prepare the Premises for occupancy by such assignee, and (ii) any other information that Landlord may reasonably request, together with a statement specifically directing Landlord's attention to the provisions of this Section 12.8(B) requiring Landlord to respond to Tenant's request within (x) forty-five
(45) days (if Tenant does not identify the proposed assignee in the Assignment Statement) or (y) fifteen (15) Business Days (if Tenant identifies the proposed assignee in the Assignment Statement), as the case may be, after Landlord's receipt of the Assignment Statement (it being understood that Tenant shall not be required to identify the proposed assignee in the Assignment Statement). Tenant shall not be required to deliver an Assignment Statement in respect of assignments that do not require Landlord's prior approval as provided in Section
12.4 hereof.

                  (2) Landlord shall have the right, exercisable by written notice given by Landlord to Tenant within forty-five (45) days after Landlord's receipt of the Assignment Statement, to terminate this Lease (an "Assignment Termination"), in which event the Term shall expire on the proposed effective date set forth in the Assignment Statement, or if none, on a date set by Landlord that is not later than ninety (90) days after the date of Landlord's notice, and Tenant shall vacate the Premises and surrender the same to Landlord on such date set by Landlord in accordance with the provisions of Article 20 hereof; provided, however, that the aforesaid period of forty-five (45) days shall be reduced to fifteen (15) Business Days if Tenant identifies the proposed assignee in the Assignment Statement.

                  (3) If Landlord fails to notify Tenant within said forty-five
(45) day period (or said fifteen (15) Business Day period, as the case may be) of Landlord's intention to exercise its rights pursuant to paragraph (B)(2) of this Section 12.8 (or if Landlord notifies Tenant that Landlord is not exercising its rights pursuant to paragraph (B)(2) of this Section 12.8) or of Landlord's consent to or disapproval of the proposed assignment pursuant to the Assignment Statement, or if Landlord consents to such assignment as provided in
Section 12.8(A) hereof, then Tenant shall be free to assign the Premises to the proposed assignee on substantially the same terms and conditions set forth in the Assignment Statement (it being understood that with respect to proposed assignments in respect of which Landlord had the right to exercise Landlord's rights as set forth in Section 12.8(B)(2) hereof, Tenant's rights to so assign this Lease shall be subject to the terms hereof, including, without limitation, Landlord's right to approve the assignee under Section 12.8(A) hereof). If Tenant does not enter into such assignment within one hundred eighty (180) days after the delivery of the Assignment Statement to Landlord, then the provisions of this Section 12.8 shall again be applicable in their entirety to any proposed assignment. If, at any time after delivery of an Assignment Statement, the consideration payable to Tenant pursuant to the terms of an assignment transaction that Tenant proposes with an independent third party changes in any material respect such that there is a greater than ten percent (10%) decrease in the value to Tenant of the aggregate economic terms of the proposed assignment specified in the Assignment Statement, then Tenant shall promptly notify Landlord of such change in writing and Landlord shall have the right, exercisable within ten (10) Business Days after Landlord's receipt of such revised Assignment Statement, to effect an Assignment Termination pursuant to paragraph (B)(2) of this Section 12.8. Prior to entering into any such assignment, Tenant shall notify Landlord in writing of the identity of the proposed assignee (if not identified in the Assignment Statement) so that Landlord may exercise its reasonable approval rights pursuant to this Section 12.8. If Landlord shall fail to notify Tenant within fifteen (15) Business Days of Landlord's receipt of the identity of the proposed assignee, Tenant shall have the right to assign the Lease to such proposed assignee for the terms set forth in the Assignment Statement (as the same may have been modified, as aforesaid) pursuant to an assignment which shall otherwise be subject to the terms and conditions of this Lease.

                  (4) If Tenant proposes to assign this Lease and is about to commence negotiations with a prospective assignee, Tenant may supply Landlord with a list of Persons with whom Tenant plans to negotiate an assignment, and Landlord shall notify Tenant within ten (10) days after Landlord's receipt of such list if such Persons would violate the provisions of paragraph (A)(3) of this Section 12.8. If (x) Landlord does not so notify Tenant within such ten
(10) day period, and (y) Tenant submits an Assignment Statement to Landlord within the one hundred eighty (180) day period of time commencing on the day after the end of such ten (10) day period, then Landlord, during such succeeding one hundred eighty (180) day period, shall not have the right to withhold, delay, or condition its consent to the assignment contemplated by such Assignment Statement solely by reason of such proposed assignee being (i) a Person (or an Affiliate of a Person) with whom Landlord is negotiating or discussing to lease space in the Building, or (ii) a tenant or subtenant in the Building or an Affiliate of a tenant or subtenant of the Building.

            (C) If Tenant shall assign this Lease, Tenant shall deliver to Landlord, within five (5) days after execution thereof, (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (y) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

            (D) Except in connection with an assignment pursuant to Section 12.4(A), Tenant shall pay to Landlord, upon receipt thereof, an amount equal to seventy percent (70%) of all Assignment Proceeds. For purposes of this paragraph
(D), "Assignment Proceeds" shall mean all consideration paid to Tenant, directly or indirectly, by any assignee, including Landlord pursuant to paragraph (B) of this Section 12.8, or any other amount received by Tenant from or in connection with any assignment (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property) after deducting therefrom: (i) in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such assignment, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any payments required to be made by Tenant in connection with the assignment of its interest in this Lease pursuant to Article 31-B of the Tax law of the State of New York or any real property transfer tax of the United States or the City or State of New York (other than any income tax), (iv) any sums paid by Tenant to Landlord pursuant to Section 12.2(B) hereof, (v) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Premises for such assignment, as determined by Tenant's federal income tax returns, (vi) the unamortized or undepreciated cost of any Tenant's Property leased to and used by such assignee, (vii) the cost of any other concession granted to the assignee, and (viii) the then unamortized or undepreciated cost of the Alterations determined on the basis of Tenant's federal income tax returns less the Applicable Tenant Fund. If the consideration paid to Tenant for any assignment shall be paid in installments, then the expenses specified in this paragraph (D) shall be amortized over the period during which such installments shall be payable.

      Section 12.9. Notwithstanding any other provision of this Lease, neither Tenant nor any direct or indirect assignee or subtenant of Tenant may enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, occupied or utilized, or which would require the payment of any consideration which would not fall within the definition of "rents from real property", as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 13
                                  ELECTRICITY

      Section 13.1. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. The risers and other electrical installations serving the Tenth Floor Space shall be capable of supplying on a demand load basis eight (8) watts of electricity per usable square foot of the Tenth Floor Space at the electrical closets serving the Premises (exclusive of the electricity required for HVAC). The risers and other electrical installations serving the Seventh Floor Space shall be capable of supplying on a demand load basis seven (7) watts of electricity per usable square foot of the Seventh Floor Space (exclusive of the electricity required for HVAC); provided, however, that by notice given by Tenant to Landlord not later than sixty (60) days after the Seventh Floor Space Commencement Date, Tenant shall have the right with respect to the Seventh Floor Space to increase such supplied wattage to eight (8) watts. If Tenant elects to so increase such wattage with respect to the Seventh Floor Space, then Tenant shall pay to Landlord within thirty (30) days after demand therefor, an amount equal to Sixty-Five Thousand Dollars ($65,000) to provide such additional wattage at the electrical closet serving the Seventh Floor Space. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed such capacity or interfere with the electrical service to other tenants of the Building. In the event that, in Landlord's sole judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, Landlord shall so notify Tenant of same. Within ten (10) Business Days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. Landlord, in Landlord's sole judgment shall determine whether to make available such additional electrical capacity to Tenant and the amount of such additional electrical capacity to be made available. If Landlord shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Landlord. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as additional rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the negligence of Landlord, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

      Section 13.2. Tenant shall obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Landlord at Tenant's expense.

                                   ARTICLE 14
                               ACCESS TO PREMISES

      Section 14.1. (A) Subject to the provisions of Section 14.1(C) below, Tenant shall permit Landlord, Landlord's agents, representatives, contractors and employees and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord, Landlord's agents, representatives, contractors, and employees and the agents, representatives, contractors, and employees of public utilities servicing the Building shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except in the case of an emergency in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), which notice may be oral, to examine the same, to show them to prospective purchasers, or prospective or existing Mortgagees or Lessors, and to make such repairs, alterations, improvements, additions or restorations (1) to the Premises (i) as Landlord is required to perform pursuant to this Lease, or (ii) which Landlord may elect to perform following ten (10) days after notice, except in the case of an emergency (in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with any Requirements, a Superior Lease or a Mortgage, and
(2) to any other portion of the Building as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and, except as set forth in Section 14.5 hereof, the Fixed Rent (and any other item of Rental) shall in no wise abate while said repairs, alterations, improvements, additions or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise.

            (B) Any work performed or installations made pursuant to this
Article 14 shall be made with reasonable diligence and otherwise pursuant to the provisions of Section 4.3 hereof.

            (C) Except as hereinafter provided, any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 14 shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises. Notwithstanding the foregoing, any such pipes, ducts, or conduits may be furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the same are completely furred and that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount. All costs and expenses in connection with any such installation pursuant to this clause (C), including the costs of repairing and restoring any portion of the Premises affected by such installation, shall be borne by Landlord.

      Section 14.2. During the twelve (12) month period prior to the Expiration Date, Landlord may exhibit the Premises to prospective tenants thereof upon prior appointment with Tenant during regular business hours.

      Section 14.3. If Tenant shall not be present when for any reason entry into the Premises shall be necessary, Landlord or Landlord's agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord's agents shall accord reasonable care under the circumstances to Tenant's Property, and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

      Section 14.4. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises (it being agreed that any permanent reduction in the number of elevators serving the Premises shall be deemed to unreasonably interfere with Tenant's access to the Premises) or (b) reduce the rentable area (except by a de minimis amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair as provided in this Article 14.

      Section 14.5. If, due to any alterations, restorations, work, installation, or repair (collectively the "Work") performed by Landlord hereunder or failure by Landlord to perform any of its obligations hereunder (including, without limitation, Landlord's obligation to provide the services described in Article 28 hereof), (i) Tenant is unable for at least ten (10) consecutive days to reasonably operate its business in all or any portion of the Premises in substantially the same manner as such business was operated prior to the performance of the Work or such failure, and (ii) such interruption occurs during Tenant's business hours, then the Fixed Rent and the Escalation Rent shall be reduced on a per diem basis in the proportion in which the area of the portion of the Premises which is unusable bears to the total area of the Premises for each day from and after the aforesaid ten (10) day period that such portion of the Premises was and remains unusable (it being understood that such portion of the Premises shall be deemed to be usable if Tenant actually uses such portion of the Premises for the conduct of business).

                                   ARTICLE 15
                            CERTIFICATE OF OCCUPANCY

      Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant, upon written notice from Landlord or any Governmental Authority, shall immediately discontinue such use of the Premises. On the Commencement Date a temporary or permanent certificate of occupancy covering the Premises will be in force permitting the Premises to be used as offices, provided, however, neither such certificate, nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner, in contradistinction to mere "office" use. Landlord shall not cause the certificate of occupancy to be amended during the Term so as to cause Tenant's use or occupancy of the Premises in accordance with the terms of this Lease to violate such certificate of occupancy.

                                   ARTICLE 16
                                     DEFAULT

      Section 16.1. Each of the following events shall be an "Event of Default" hereunder:

            (A) If Tenant shall default in the payment when due of any installment of Fixed Rent and such default shall continue for five (5) Business Days after notice of such default is given to Tenant, or in the payment when due of any other item of Rental and such default shall continue for five (5) Business Days after notice of such default is given to Tenant, except that if Landlord shall have given two (2) such notices in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rental until such time as twelve (12) consecutive months shall have elapsed without Tenant having defaulted in any such payment; or

            (B) if the entire Premises shall become permanently abandoned; or

            (C) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor in interest of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or,

            (D) if Tenant's interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

            (E) (1) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (2) if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                  (3) if Tenant shall make a general assignment for the benefit of creditors; or

                  (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

                  (5) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

                  (6) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

                  (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within ten (10) Business Days; or

            (F) if Tenant shall fail more than five (5) times during any twelve
(12) month period to pay any installment of Fixed Rent or any item of Rental when due, after receipt of the notice and the expiration of the applicable grace period pursuant to the provisions of paragraph (A) above, if such notice and grace period are then required; or

            (G) if Tenant shall fail to pay any installments of Fixed Rent or items of Rental when due as required by this Lease, and Landlord shall bring more than one (1) summary dispossess proceeding during any twelve (12) month period; or

            (H) if this Lease is assigned (or all or a portion of the Premises are subleased) to a Related Entity and such Related Entity shall no longer (i) Control, (ii) be under common Control with, or (iii) be under the Control of Tenant (or any permitted successor by merger, consolidation or purchase as provided herein); or

            (I) if Landlord shall present the Letter of Credit to the bank which issued the same in accordance with the provisions of Article 31 hereof, and the bank shall fail to honor the Letter of Credit and pay the proceeds thereof to Landlord for any reason whatsoever (other than by virtue of an act or failure to act of Tenant) and Tenant on or prior to five (5) Business Days after notice of such failure is given to Tenant fails to pay to Landlord an amount equal to the Security Amount for the Applicable Security Period; or

            (J) if Landlord shall present the Letter of Credit to the bank which issued the same in accordance with the provisions of Article 31 hereof, and the bank shall fail by virtue of an act or failure to act of Tenant to honor the Letter of Credit and pay the proceeds thereof to Landlord, or

            (K) if Tenant shall fail to provide the Seventh Floor Space Security Amount in respect of the period of time commencing on the Seventh Floor Space Commencement Date on or prior to five (5) Business Days after the occurrence of the Seventh Floor Space Commencement Date; or

            (L) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default.

      Section 16.2. (A) If an Event of Default (i) described in Section 16.1(E) hereof shall occur, or (ii) described in Sections 16.1(A), (B), (C), (D), (F),
(G), (H), (I), (J), (K) or (L) shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred the date of such notice, pursuant to clause (ii) above, as the case may be, were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(E) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.3(B), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

            (B) If an Event of Default described in Section 16.1(A) hereof shall occur, or this Lease shall be terminated as provided in Section 16.2(A) hereof, Landlord, without notice but only to the extent permitted by law, may reenter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

      Section 16.3. If at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Section 16.1(E), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(E) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

                                   ARTICLE 17
                              REMEDIES AND DAMAGES

      Section 17.1. (A) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                  (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor, except as otherwise provided by law), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                  (2) Landlord, at Landlord's option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         Section 17.2. (A) If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                  (1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                  (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 17.1(A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                  (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord to a bona fide independent third party in an arms' length transaction for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

            (B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term "Escalation Rent" as used in Section 17.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this
Section 17.2.

                                   ARTICLE 18
                           LANDLORD FEES AND EXPENSES

      Section 18.1. If an Event of Default has occurred and is continuing, Landlord may (1) as provided in Section 14.1 hereof, perform the obligation which Tenant has failed to perform for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money, including, without limitation, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor and if the term of this Lease shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

      Section 18.2. If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent or any other item of Rental when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of Rental, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

                                   ARTICLE 19
                         NO REPRESENTATIONS BY LANDLORD

      Section 19.1. Landlord and Landlord's agents and representatives have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of (i) the Tenth Floor Space in the condition which shall exist on the Commencement Date and (ii) the Seventh Floor Space in the condition which shall exist on the Seventh Floor Space Commencement Date, in either case "as is" (subject to the provisions of Section 4.1 hereof), and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy except for (x) the items with respect to the Tenth Floor Space (the "Tenth Floor Space Landlord's Work") set forth on Exhibit "H" attached hereto and made a part hereof, and (y) the items with respect to the Seventh

Floor Space (the "Seventh Floor Space Landlord's Work") set forth on Exhibit "I" attached hereto and made a part hereof (the Tenth Floor Space Landlord's Work or the Seventh Floor Space Landlord's Work, as the case may be, being referred to herein as "Landlord's Work").

      Section 19.2. Subject to the terms of Section 3.6 hereof and this Section 19.2, Landlord has made and makes no representation as to the date on which it will complete Landlord's Work. Except as set forth herein, no delay in completing Landlord's Work shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to a claim for damages by Tenant or a claim for rescission of this Lease, nor shall the same be construed in any wise to extend the Term hereof. Landlord agrees that, subject to Unavoidable Delay, each item of Landlord's Work shall be prosecuted with due diligence from and after the Commencement Date or the Seventh Floor Space Commencement Date, as the case may be; provided, however, that nothing contained in this Article 19 shall be deemed to impose upon Landlord any obligations to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Landlord shall have the right to enter the Premises subsequent to the Commencement Date or the Seventh Floor Space Commencement Date, as the case may be, to perform Landlord's Work and except as set forth herein the payment of Fixed Rent and Escalation Rent shall not be affected thereby. Landlord and Tenant shall cooperate in good faith in connection with scheduling and sequencing Tenant's performance of the Initial Alterations with Landlord's performance of Landlord's Work. Landlord shall use commercially reasonable efforts to complete Landlord's Work on or prior to the Applicable Landlord's Work Date. Subject to the terms of this
Section 19.2, if Landlord does not Substantially Complete Landlord's Work on or prior to the Applicable Landlord's Work Date therefor, then (a) Landlord shall use its diligent efforts to complete Landlord's Work as promptly as reasonably practicable after such date, (b) such failure by Landlord to so Substantially Complete such Landlord's Work shall not extend the Term except as expressly provided herein, (c) except as otherwise provided in this Section 19.2, as Tenant's sole remedy for Landlord's aforesaid failure to Substantially Complete such Landlord's Work on or prior to the Applicable Landlord's Work Date therefor, (I) with respect to the Tenth Floor Space, Tenant shall receive a one
(1) day abatement of the Rental due hereunder with respect to the Tenth Floor Space for each day from and after the Applicable Landlord's Work Date that Landlord fails to Substantially Complete Landlord's Work with respect to the Tenth Floor Space and such failure actually delays Tenant's performance of the Tenth Floor Space Initial Alterations (it being agreed that Tenant shall give Landlord reasonable evidence of such actual delay), (II) with respect to the Seventh Floor Space, the Seventh Floor Space Rent Commencement Date shall be adjourned by one (1) day for each day from and after the Applicable Landlord's Work Date that Landlord fails to Substantially Complete Landlord's Work with respect to the Seventh Floor Space and such failure actually delays Tenant's performance of the Seventh Floor Space Initial Alterations (it being agreed that Tenant shall give Landlord reasonable evidence of such actual delay), and (III) the Expiration Date shall be adjourned by one (1) day for (x) each day that the Rental is abated (with respect to the Tenth Floor Space) as aforesaid, or (y) each day that the Seventh Floor Space Rent Commencement Date is so adjourned (with respect to the Seventh Floor Space), but in no event shall the Expiration Date be so adjourned by more than thirty (30) days. Landlord and Tenant each acknowledge that Landlord's Work does not include any items that constitute Long Lead Work. If (i) Landlord does not Substantially Complete Landlord's Work on or prior to the Applicable Landlord's Work Date, (ii) Tenant gives Landlord notice of Tenant's intention to exercise its self- help rights pursuant to this Section 19.2, and (iii) Landlord fails to Substantially Complete such Landlord's Work on or prior to the thirtieth (30th) day after the date that Tenant gives such notice to Landlord, then Tenant shall have the right thereafter to (I) perform Landlord's Work in the Tenth Floor Space or the Seventh Floor Space, as the case may be, and (II) offset against the Rental next due hereunder an amount equal to the reasonable out-of-pocket expenses incurred by Tenant in performing the Landlord's Work (but in no event may Tenant offset any expenses on account of any work performed by Tenant that is outside the scope of the Landlord's Work described on Exhibit "F" or Exhibit "G", as the case may be, attached hereto), together with interest thereon at the Applicable Rate computed from the date that Tenant paid such expenses on account of Landlord's Work through the date that Tenant offsets such expenses against the Rental as aforesaid. If Tenant performs such Landlord's Work in accordance with the provisions of this Section 19.2, then, so long as Tenant prosecutes with due diligence the Substantial Completion of such Landlord's Work, Tenant shall be entitled to the aforesaid abatement or adjournment, as the case may be (in addition to having the right of offset as aforesaid) for the period of time through the date that Tenant Substantially Completes Landlord's Work.

                                   ARTICLE 20
                                  END OF TERM

         Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. If the last day of the Term falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Rental theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date, other than by reason of any Unavoidable Delay relating solely to the Building, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and/or for each portion of any month during which Tenant holds over in the Premises after the Expiration Date, a sum equal to the greater of (i) one hundred fifty percent (150%) of the Rental which was payable under this Lease during the last month of the Term, and (ii) the then fair market rental value for the Premises; provided, however, that with respect to the period from and after the forty-fifth (45th) day after the Expiration Date, said monthly amount payable by Tenant to Landlord on account of use and occupancy of the Premises shall be an amount equal to the greater of (i) two hundred percent (200%) of the Rental which was payable under this Lease during the last month of the Term, and (ii) the then fair market rental value for the Premises. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article
20. If (i) Tenant fails to deliver exclusive possession of the Premises to Landlord on or prior to the date that is forty-five (45) days after the Expiration Date pursuant to the terms of this Article 20 other than by reason of any Unavoidable Delay relating solely to the Building, or (ii) Tenant defaults in respect of Tenant's obligation to pay the aforesaid fee for use and occupancy of the Premises after the Expiration Date and such default continues for seven
(7) Business Days after the date that Landlord gives Tenant notice thereof, then Tenant shall indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, (x) any claims made by any succeeding tenant founded on such delay, or (y) any damages sustained by Landlord by reason of Tenant's failure to deliver possession of the Premises to Landlord. The provisions of this Article 20 shall survive the Expiration Date.

                                   ARTICLE 21
                                 QUIET ENJOYMENT

      Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.

                                   ARTICLE 22
                           FAILURE TO GIVE POSSESSION

      Landlord shall deliver vacant and exclusive possession of the Tenth Floor Space to Tenant on the Commencement Date. Landlord hereby represents that the Tenth Floor Space is occupied by a tenant pursuant to a lease expiring February 28, 2001. Except as hereinafter provided, Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver vacant and exclusive possession of the Seventh Floor Space to Tenant on the Seventh Floor Space Commencement Date. If Landlord shall be unable to give vacant and exclusive possession of the Seventh Floor Space on the Seventh Floor Space Commencement Date, and provided Tenant is not responsible for such inability to give possession, then (i) Landlord, at Landlord's sole cost and expense, shall use its diligent efforts to deliver to Tenant possession of the Seventh Floor Space as promptly as reasonably practicable (it being understood that Landlord, if necessary, shall promptly institute and diligently and in good faith prosecute, at Landlord's sole cost and expense, holdover and any other appropriate proceedings against the occupant of the Seventh Floor Space), (ii) the Seventh Floor Space Commencement Date shall be deemed to be adjourned until the date when Landlord delivers vacant and exclusive possession of the Seventh Floor Space to Tenant, and (iii) the Seventh Floor Space Rent Commencement Date shall be deemed to be the date that is the earlier to occur of
(I) the date that Tenant initially occupies the Seventh Floor Space for the conduct of business (but not solely for the conduct of Tenant's Initial Alterations therein), and (II) the date that occurs One Hundred Fifty-Two (152) days after the adjourned Seventh Floor Space Commencement Date pursuant to clause (ii) above. No such failure to give possession on the Seventh Floor Commencement Date shall in any wise affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any wise to extend the Term. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. If Landlord fails to deliver to Tenant vacant and exclusive possession of the Seventh Floor Space on or prior to November 1, 2001 (the "Termination Date"), then Tenant shall have the right to terminate this Lease with respect to the Seventh Floor Space only by giving notice thereof to Landlord on or prior to the twentieth (20th) day after the Termination Date, except that Tenant shall not have such right to terminate this Lease with respect to the Seventh Floor Space if Landlord delivers such vacant and exclusive possession to Tenant prior to the date when Tenant delivers such notice to Landlord. If Tenant exercises Tenant's aforesaid right to terminate this Lease for the Seventh Floor Space, then the Seventh Floor Space shall not constitute part of the Premises for any purposes hereof, and accordingly, the Fixed Rent shall not be deemed to include the Fixed Rent for the Seventh Floor Space, Tenant's Share shall not include the Seventh Floor Space Tenant's Share, and the Space Factor shall not include the Seventh Floor Space Factor. Tenant's aforesaid termination of this Lease for the Seventh Floor Space shall not affect or impair the validity of this Lease for the Tenth Floor Space.

                                   ARTICLE 23
                                   NO WAIVER

      Section 23.1. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

      Section 23.2. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      Section 23.3. The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, on

Landlord's part to be performed, shall not be deemed to be a waiver of such breach or prevent a subsequent act which would have originally constituted a violation of the provisions of this Lease from having all of the force and effect of an original violation of the provisions of this Lease. The payment by Tenant of Fixed Rent, Escalation Rent or any other item of Rental or performance of any obligation of Tenant hereunder with knowledge of any breach on the part of Landlord of any covenant of this Lease shall not be deemed a waiver of such breach, and payment of same by Tenant shall be without prejudice to Tenant's right to pursue any remedy against Landlord provided in this Lease.

                                   ARTICLE 24
                            WAIVER OF TRIAL BY JURY

      The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 25
                              INABILITY TO PERFORM

      Except as provided in this Lease, including, without limitation, Section
14.5 hereof, this Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever beyond Landlord's control, including, but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of failure of the HVAC, electrical, plumbing, or other Building Systems in the Building, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("Unavoidable

Delays"), provided that Landlord exercises due diligence and commercially reasonable efforts in fulfilling its obligations hereunder..

                                   ARTICLE 26
                               BILLS AND NOTICES

      Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt by an officer of the entity) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight courier addressed if to Tenant (a) at Tenant's address set forth in this Lease, Attn.:
            Chief Financial Officer, if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building, Attn.: Chief Financial Officer, if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each case with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attn.: Jonathan S. Margolis, Esq., or

            if to Landlord at Landlord's address set forth in this Lease, Attn.:
            Mr. David E. Green, and with copies to (x) Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey, 07663, Attn.:
            Joseph Macnow, (y) Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attn.: Lawrence J. Lipson, Esq., and (z) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee or Lessor, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered (against a signed receipt as aforesaid) or four (4) Business Days from when it shall have been mailed as provided in this Article 26 except that any notices to terminate the Lease given by Landlord to Tenant shall be deemed to have been rendered or given on the date received by Tenant. Anything contained herein to the contrary notwithstanding, any

Operating Statement, Tax Statement or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of Rental (other than any "default notice" if required hereunder) may be sent to Tenant by regular United States mail.

                                   ARTICLE 27
                                   ESCALATION

      Section 27.1. For the purposes of this Article 27, the following terms shall have the meanings set forth below.

            (A) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of calculating all or any portion of the Taxes payable with respect to the Real Property.

            (B) "Base Operating Expenses" shall mean the Operating Expenses for the Base Operating Year.

            (C) "Base Operating Year" shall mean the calendar year ending December 31, 2000.

            (D) "Base Taxes" shall mean the Taxes payable for the Tax Year commencing July 1, 2000 and ending June 30, 2001.

            (E) (1) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes, if any, thereon, including without limitation, sales and value added taxes) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the Operation of the Property which, are properly chargeable to the Operation of the Property in accordance with generally accepted accounting principles together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, electricity (for the portions of the Real Property not leased to and occupied by tenants or available for occupancy), HVAC and other utilities furnished to the Building and utility taxes, and the expenses incurred in connection with the Operation of the Property such as insurance premiums, attorneys' fees and disbursements, auditing and other professional fees and expenses, and all expenses (including attorneys' fees and disbursements, experts' and other witnesses' fees) incurred in contesting the validity or amount of any Taxes or in obtaining a refund of any Taxes, but specifically excluding:

                  (i) Taxes;

                  (ii) franchise, transfer, inheritance or income taxes imposed upon Landlord;

                  (iii) debt service on Mortgages and other financing costs;

                  (iv) leasing commissions and any other costs incurred in connection with entering into leases;

                  (v) capital expenditures or any other expenses which are required to be capitalized under generally accepted accounting principles (except as otherwise provided herein);

                  (vi) the cost of electrical energy furnished directly to Tenant and other tenants of the Building or to portions of the Building available for occupancy by tenants;

                  (vii) the cost of tenant installations incurred in connection with preparing space for a new tenant or payments made in lieu thereof;

                  (viii) salaries and fringe benefits of personnel above the grade of building manager and such building manager's supervisor;

                  (ix) rent paid under Superior Leases (other than in the nature of Rent consisting of Operating Expenses);

                  (x) any expense for which Landlord is otherwise compensated through the proceeds of insurance or otherwise or is otherwise compensated by any tenant (including Tenant) of the Building other than pursuant to this
Article 27 or pursuant to clauses in other leases similar to this Article 27;

                  (xi) the cost for services in excess of the services Landlord is obligated to furnish to Tenant hereunder;

                  (xii) legal and other professional fees (other than in connection with the preparation of annual operating expense statements);

                  (xiii) depreciation, except as provided herein;

                  (xiv) Landlord's advertising and promotional costs for the Building or any space therein;

                  (xv) any fee or expenditure paid to any Affiliate of Landlord in excess of the amount which would be paid in the absence of such relationship;

                  (xvi) the cost of the installation, operation and maintenance of any specialty service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club;

                  (xvii) the cost of any work or service performed for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant);

                  (xviii) the cost of any work or service to the extent performed for any facility other than the Building;

                  (xix) the cost of any capital improvements to the Building after the date hereof (except to the extent otherwise expressly provided);

                  (xx) charges (including applicable taxes) for electricity, water, steam and other utilities for which Landlord is entitled to reimbursement from any tenant (except to the extent such reimbursement is accomplished by such other tenant making contributions to costs incurred by Landlord for Operating Expenses);

                  (xxi) any costs of painting or decorating of any tenanted part of the Building;

                  (xxii) lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased (except to the extent otherwise expressly provided);

                  (xxiii) any tenant improvement work, tenant allowances or other tenant concessions (e.g., lease takeover payments) paid, performed or reimbursed by Landlord;

                  (xxiv) rent, additional rent or other charges under any lease or sublease which is assumed by Landlord or under any recapture sublease entered into by Landlord;

                  (xxv) costs in connection with any judgment, settlement or arbitration resulting from any tort liability on the part of Landlord and the amount of such judgment, settlement, or award, including any punitive damages assessed against Landlord;

                  (xxvi) interest, penalties and late charges incurred as a result of late payments made by Landlord;

                  (xxvii) fines, interest, late charges and penalties payable by Landlord resulting from noncompliance with any laws and punitive damages regardless of the underlying cause of action;

                  (xxviii) costs incurred to correct any material misrepresentation by Landlord in this Lease;

                  (xxix) costs incurred to correct any material violation by Landlord of any of the terms of this Lease or any other lease with a tenant in the Building (except to the extent such costs would otherwise constitute Operating Expenses);

                  (xxx) fees and expenses incurred in connection with the granting of any mortgage or the entering into of any ground lease or the sale of the Real Property or any portion thereof;

                  (xxxi) costs and expenses incurred in causing the mechanical, computer, or other systems of the Building to properly reflect the transition from calendar year 1999 to calendar year 2000;

                  (xxxii) costs and expenses incurred in providing services for any retail portions of the Building;

                  (xxxiii) costs and expenses incurred for the handling, removal, treatment, disposal or replacement of asbestos or asbestos containing materials in the Building and costs and expenses incurred for the handling, removal, treatment, disposal or replacement of other hazardous substances in the Building to the extent any such hazardous materials violate applicable Requirements as of the date hereof; and

                  (xxxiv) costs and expenses to cure violations (including the cost of penalties and fines in connection therewith) noted against the Real Property prior to the date hereof,

except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Landlord in any Operating Year with respect to any item which was included in Operating Expenses during the Base Operating Year, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (x) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (y) all retroactive Operating

Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord. Until such time as the electricity supplied to each floor of the Building and the common and public areas of the Building (including, without limitation, the Building Systems) shall be separately metered or submetered, Operating Expenses shall include an amount equal to (x)
(i) Landlord's cost (utilizing the electrical rates applicable to the Building including energy charges, demand charges, time-of-day charges, fuel adjustment charges, rate adjustment charges, sales tax and any other factors used by the public utility in computing its charges to Landlord) of furnishing electric current to the entire Building, multiplied by (ii) the number of kilowatt hours of electric current furnished to the public and common areas of the Building (including, without limitation, the Building Systems) and other areas not available for occupancy as determined by a survey prepared by an independent, reputable electrical engineer selected by Landlord, plus (y) an amount equal to six percent (6%) of the amount determined pursuant to clause (x), as Landlord's administrative charge for overhead and supervision. Operating Expenses shall be reduced by any net reimbursement, refund or credit received by Landlord (other than reimbursement by tenants of the Building for Operating Expenses as contemplated by this Article 27) with respect to any item that is included in Operating Expenses.

                  (2) In determining the amount of Operating Expenses for any Operating Year (including, without limitation, the Base Operating Year), if less than all of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had all such areas been occupied throughout such Operating Year.

                  (3) (a) If any capital improvement is made during any Operating Year in compliance with a Requirement, whether or not such Requirement is valid or mandatory, or in lieu of a repair, then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the useful economic life of such improvement as reasonably estimated by Landlord, and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                        (b) If any capital improvement is made during any Operating Year either for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, such cost shall be amortized over such period of time as Landlord reasonably estimates such savings or reduction in Operating Expenses will equal the cost of such improvement and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating

Expense in each of the Operating Years during which such cost of the improvement is amortized, it being agreed however, that the annual amortization shall not exceed the aforesaid savings or reduction in Operating Expense, or the annual amounts Landlord would have incurred in performing the applicable repair, as the case may be.

            (F) "Operating Statement" shall mean a statement in reasonable detail setting forth a comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and the Escalation Rent for the preceding Operating Year pursuant to the provisions of this Article 27.

            (G) "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year for any part or all of which Escalation Rent shall be payable pursuant to this Article 27.

            (H) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building, including, without limitation, any Business Improvement District taxes and assessments) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Landlord's income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes.

            (I) "Tax Statement" shall mean a statement in reasonable detail setting forth a comparison of the Taxes for a Tax Year with the Base Taxes.

            (J) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing Taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

      Section 27.2. (A) If the Taxes payable for any Tax Year (any part or all of which falls within the Term from and after the Applicable Rent Commencement
Date) shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant's Share of such increase (the "Tax Payment") as shown on the Tax Statement with respect to such Tax Year. Tenant shall be obliged to pay the Tax Payment regardless of whether Tenant is exempt in whole or part, from the payment of any Taxes by reason of Tenant's diplomatic status or for any other reason whatsoever. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 27.3 hereof.

            (B) At any time during or after the Term, Landlord may render to Tenant a Tax Statement or Statements showing (i) a comparison of the Taxes for the Tax Year with the Base Taxes and (ii) the amount of the Tax Payment resulting from such comparison. On the first day of the month following the furnishing to Tenant of a Tax Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the Tax Payment shown thereon to be due for such Tax Year multiplied by the number of months of the Term then elapsed since the commencement of such Tax Year after deducting any amounts paid by Tenant on account of such Tax Year prior thereto. Tenant shall continue to pay to Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown on such Tax Statement on the first day of each succeeding month until the first day of the month following the month in which Landlord shall deliver to Tenant a new Tax Statement. If Landlord furnishes a Tax Statement for a new Tax Year subsequent to the commencement thereof, promptly after the new Tax Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment for the current tax year in accordance with the Tax Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Rent payable under this Lease. Tax Payments shall be collectible by Landlord in the same manner as Fixed Rent. Landlord's failure to render a Tax Statement shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments for such Tax Year; provided, however, that Landlord shall not have the right to require Tenant to make a Tax Payment to Landlord in respect of a Tax Year unless Landlord gives Tenant a Tax Statement therefor within two (2) years after the last day of such Tax Year.

      Section 27.3. (A) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year and setting forth Tenant's Share of such refund and Tenant shall be entitled to receive such amount, at Landlord's option, either by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement or by a refund to the extent no further Fixed Rent is due; provided, however, that Tenant's Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced. Not earlier than sixty (60) days nor later than thirty (30) days before the last day on which tax certiorari proceedings (i.e. the filing of the notice of protest) with respect to the Real Property may be instituted, Tenant may request that Landlord advise it of whether Landlord intends to commence such proceedings and Landlord, by the date which is the later to occur of (x) fifteen
(15) Business Days after Tenant shall make such request and (y) five (5) Business Days after Landlord shall have received notice of the Assessed Valuation of the Real Property, shall so advise Tenant. If within such period Landlord either fails to advise Tenant of its intentions or advises Tenant that it does not intend to commence such proceedings, then if, at any time on or before the tenth (10th) day prior to the last date to commence such proceedings, Tenant so requests and provided that Tenant then occupies at least forty-five (45%) of the rentable area of the Building, or other tenants of the Building which together with Tenant occupy at least fifty-one percent (51%) of the rentable area of the Building (excluding any rentable area occupied by Landlord or its Affiliates) join Tenant in such request and Tenant or Tenant and such other tenants agree to pay Landlord's reasonable out-of-pocket expenses as herein provided, Landlord shall institute, and in good faith prosecute (which shall include the right of Landlord to settle in good faith any such proceeding), tax certiorari proceedings with respect to the Real Property. In the event of the institution of such proceedings, such proceedings shall be at Tenant's sole cost and expense as to which cost and expense, Tenant may be reimbursed by such other tenants if applicable) and Tenant or Tenant and such other tenants shall promptly reimburse Landlord after request therefor (and such obligation shall survive the Expiration Date), unless the Assessed Valuation of the Real Property shall be reduced as a result of the institution of such proceedings, in which event the cost and expense of such proceedings shall be paid by Landlord to the extent of any tax savings obtained as a result of such reduction, subject to reimbursement pursuant to the provisions of Section 27.2 hereof.


            (B) In the event that, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (i) the Base Taxes shall be retroactively adjusted to reflect such reduction, and (ii) all retroactive Tax Payments resulting from such retroactive adjustment shall be due and payable within thirty (30) days after being billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and Tax Payments.

      Section 27.4. (A) If the Operating Expenses for any Operating Year (any part or all of which falls within the Term from and after the Applicable Rent Commencement Date) shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for such Operating Year and continuing thereafter until a new Operating Statement is rendered to Tenant, Tenant's Share of such increase (the "Operating Payment") as hereinafter provided.

            (B) At any time during or after the Term Landlord may render to Tenant an Operating Statement or Statements showing (i) a comparison of the Operating Expenses for the Operating Year in question with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Landlord's failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Landlord's right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant's obligation to make payments of the Operating Payment pursuant to this Article 27 for such Operating Year; provided, however, that Landlord shall not have the right to require Tenant to make an Operating Payment to Landlord in respect of an Operating Year unless Landlord gives Tenant an Operating Statement therefor within two (2) years after the last day of such Operating Year.

            (C) On the first day of the month following the furnishing to Tenant of an Operating Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the Operating Payment shown thereon to be due for the preceding Operating Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Operating Year in which such Operating Statement is delivered, less Operating Payments theretofore made by Tenant for such Operating Year and thereafter, commencing with the then current monthly installment of Fixed Rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, Tenant shall pay on account of the Operating Payment for such Year an amount equal to 1/12th of the Operating Payment shown thereon to be due for the preceding Operating Year. Any Operating Payment shall be collectible by Landlord in the same manner as Fixed Rent.

            (D) (1) As used in this Section 27.4, (i) "Tentative Monthly Escalation Charge" shall mean a sum equal to 1/12th of the product of (a) Tenant's Share, and (b) the difference between (x) the Base Operating Expenses and (y) Landlord's good faith reasonable estimate of Operating Expenses for the Current Year, and (ii) "Current Year" shall mean the Operating Year in which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge.

                  (2) At any time in any Operating Year, Landlord, at its option, in lieu of the payments required under Section 27.4(C) hereof, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand and reduced by the sum of all payments theretofore made under Section 27.4(C) with respect to said Operating Year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of Fixed Rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Landlord under this Section 27.4(D) may be included by Landlord in any Operating Statement rendered to Tenant as provided in Section 27.4(B) hereof.

            (E) (1) After the end of the Current Year and at any time that Landlord renders an Operating Statement or Statements to Tenant as provided in
Section 27.4(B) hereof with respect to the comparison of the Operating Expenses for said Operating Year or Current Year, with the Base Operating Expenses, as the case may be, the amounts, if any, collected by Landlord from Tenant under
Section 27.4(C) or (D) on account of the Operating Payment or the Tentative Monthly Escalation Charge, as the case may be, shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made as follows: Tenant shall be debited with any Operating Payment shown on such Operating Statement and credited with the amounts, if any, paid by Tenant on account in accordance with the provisions of subsection (C) and subsection
(D)(2) of this Section 27.4 for the Operating Year in question. Tenant shall pay any net debit balance to Landlord within thirty (30) days next following rendition by Landlord of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installments of Fixed Rent.

                  (2) If the sum of the Tentative Monthly Escalation Charges and payments made by Tenant in accordance with subsection (C) of this Section 27.4 for any Operating Year shall have exceeded the Operating Payment for such Operating Year by more than ten percent (10%), interest at the Applicable Rate on the portion of the overpayment that exceeds the applicable Operating Payment by more than ten percent (10%) determined as of the respective dates of such payments by Tenant and calculated from such respective dates to the dates on which such amounts are credited against the monthly installments of Fixed Rent, shall be so credited. Any amount owing to Tenant subsequent to the Term shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant.

      Section 27.5. Any Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within one hundred twenty (120) days after such Statement is sent, Tenant shall send a written notice to Landlord objecting to such Statement and specifying the respects in which such Statement is disputed. If such notice is sent, Tenant (together with its independent certified public accountants, provided they are a nationally recognized firm of at least one hundred fifty (150) partners or principals who are certified public accountants) may examine Landlord's books and records relating to the Operation of the Property to determine the accuracy of the Operating Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. If after such examination, Tenant still disputes such Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such firm of certified public accountants is one of the so-called "big-five" public accounting firms or if at such time there is no group of accounting firms commonly referred to as "big-five", then a nationally recognized firm of at least one hundred fifty
(150) partners or principals who are certified public accountants, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Operating Statement, as provided in Section 27.4 hereof.

      Section 27.6. The expiration or termination of this Lease during any Operating Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Operating Payments for such Operating Year and any payments of Tax Payments for such Tax Year, and any Operating Statement relating to such Operating Payment and any Tax Statement relating to such Tax Payment, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination, subject to the provisions of Section 27.2(B) and 27.4(B). In determining the amount of the Operating Payment for the Operating Year or the Tax Payment for the Tax Year in which the Term shall expire, the payment of the Operating Payment for such Operating Year or the Tax Payment for the Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year or Tax Year, as the case may be. Any payments due under such Operating Statement or Tax Statement shall be payable within thirty (30) days after such Statement is sent to Tenant.

                                   ARTICLE 28
                                    SERVICES

      Section 28.1. (A) Landlord shall provide passenger elevator service to the Premises on Business Days from 8:00 A.M. to 6:00 P.M. and have an elevator subject to call at all other times.

            (B) There shall be two (2) freight elevators serving the Premises and the entire Building on call on a "first come, first served" basis on Business Days from 8:00 A.M. to 5:00 P.M., and on a reservation, "first come, first served" basis from 5:00 P.M.

to 8:00 A.M. on Business Days and at any time on days other than Business Days. If Tenant shall use the freight elevators serving the Premises between 5:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days, Tenant shall pay Landlord, as additional rent for such use, the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates (it being agreed that Tenant shall not be charged such rates for up to ten
(10) hours of freight elevator use with respect to Tenant's initial move into the Tenth Floor Space by Tenant during such hours). The standard rate for such freight elevator service as of the date hereof is set forth as part of Landlord's standard rates summary annexed as Schedule C hereto and made a part hereof (it being agreed that any rate set forth on Schedule C hereto is subject to change by Landlord from time to time).

            (C) Landlord shall not be required to furnish any freight elevator services during the hours from 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such service is requested or by 2:00 P.M. of the last preceding Business Day if such periods are to occur on a day other than a Business Day.

      Section 28.2. Landlord, at Landlord's expense (but subject to recoupment pursuant to Article 27 hereof), shall furnish to the Building standard water-cooled air-conditioning units (the "HVAC Units") installed as part of Landlord's Work, condenser water to provide air- conditioning in the cooling season (May 15th through October 15th, from 8:00 A.M. to 6:00 P.M. on Business
Days). In addition, Landlord shall provide perimeter heating through the existing radiators when required for the comfortable occupancy of the Premises from 8:00 A.M. to 6:00 P.M. on Business Days, Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations. Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the HVAC System is in operation and the position of the sun so requires and shall at all times cooperate fully with Landlord and abide by all of the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC System. Tenant, at Tenant's cost and expense, shall maintain and repair the HVAC Units during the Term.

      Section 28.3. The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any necessary condenser water to the HVAC Units or perimeter heating to the Premises during periods other than the hours and days set forth above ("Overtime Periods"). Accordingly, if Landlord shall furnish such condenser water to the HVAC Units or perimeter heating at the request of Tenant during Overtime Periods,

Tenant shall pay Landlord additional rent for such services at the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates. The standard rate for such services during Overtime Periods as of the date hereof is set forth on Schedule C annexed hereto and made a part hereof (it being agreed that such rate set forth on Schedule C hereto is subject to change from Landlord from time to time). Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such services are requested or by 2:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata.

      Section 28.4. Provided Tenant shall keep the Premises in order, Landlord, at Landlord's expense, subject to recoupment pursuant to Article 27 hereof, shall cause the Premises, excluding any portions thereof used for the storage or preparation of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Schedule B annexed hereto and made a part hereof. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable within thirty
(30) days after being rendered as additional rent. Tenant, at Tenant's sole cost and expense, shall cause all portions of the Premises used for the storage or preparation, of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Any such exterminating shall be done at Tenant's sole cost and expense, in a manner reasonably satisfactory to Landlord, and by Persons approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant shall perform any cleaning services in addition to the services provided by Landlord as aforesaid, Tenant shall employ the cleaning contractor providing cleaning services to the Building on behalf of Landlord provided the charges imposed by such cleaning contractor are commercially reasonable or such other cleaning contractor as shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which Landlord shall reasonably impose or which shall be required pursuant to any Requirements.

      Section 28.5. If the New York Board of Fire Underwriters or the Insurance Services Office or any Governmental Authority, department or official of the state or city government shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord, at Tenant's cost and expense, shall promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

      Section 28.6. Landlord shall provide to the Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning or lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption. In such event (1) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense; (2) Tenant shall pay for water consumed as shown on said meter at the rate charged to Landlord, as additional rent, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (3) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the Real Property of which they are a part pursuant to any Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within thirty (30) days after rendition.

      Section 28.7. Landlord reserves the right, on such prior notice as is reasonably practicable, if any, to stop service of the HVAC System or the elevator, electrical, plumbing or other Building Systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, additions, alterations, replacements and improvements shall be performed in accordance with Section 4.3 hereof). Subject to Section 14.5 hereof, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply HVAC, elevator, electrical, plumbing or other Building Systems when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this Article 28. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental subject to Section 14.5 hereof, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

      Section 28.8. Tenant, at Tenant's cost and expense, shall be entitled to ten (10) listings on the standard directory in the Building. From time to time, but not more frequently than once every three (3) months, Landlord shall change the listings in the standard directory therein as Tenant shall request, and Tenant promptly after request shall pay to Landlord a reasonable charge for each Tenant request.

                                   ARTICLE 29
                               PARTNERSHIP TENANT

      If Tenant is a partnership (including, without limitation, a limited liability partnership) or a limited liability company or a professional corporation (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership (including, without limitation a limited liability partnership), as members of a limited liability company or as shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership (including, without limitation, a limited liability partnership) a limited liability company or a professional corporation (or to two (2) or more Persons, individually or as co-partners of a partnership, as members of a limited liability company or shareholders of a professional corporation) pursuant to Article 12 hereof (any such partnership, professional corporation and such Persons are referred to in this Article 29 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant;
(c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners, shareholders or members, as the case may be, Partnership Tenant shall give Landlord notice of such event not later than ten
(10) Business Days prior to the admission of such partner(s), shareholder(s) or member(s) together with an assumption agreement in form and substance satisfactory to Landlord pursuant to which each of such new partners, shareholders or members, as the case may be, shall, by their admission to Partnership Tenant, agree to assume joint and several liability for the performance of all of the terms, covenants and conditions of this Lease (as the same may have been or thereafter be amended) on Tenant's part to be observed and performed; it being expressly understood and agreed that each such new partner, shareholder or member (as the case may be) shall be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease (as the same may have been or thereafter be amended), whether or not such new partner, shareholder or member shall have executed such assumption agreement, and that neither Tenant's failure to deliver such assumption agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of this clause (d) of this Article 29).

                                   ARTICLE 30
                                   VAULT SPACE

      Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

                                   ARTICLE 31
                                    SECURITY

      Section 31.1. Tenant shall deposit with Landlord on the signing of this Lease the Applicable Security Amount, or at Tenant's option, a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") in the same amount, satisfactory to Landlord, issued by and drawn on a bank satisfactory to Landlord and which is a member of the New York Clearing House Association (which Letter of Credit shall provide that it may be presented and shall be duly honored for payment by such issuing bank at its office located in Manhattan), for the account of Landlord, for a term of not less than one (1) year (it being agreed that Tenant shall be permitted to deposit one (1) Letter of Credit with Landlord for each of the Tenth Floor Space Security Amount and the Seventh Floor Space Security Amount, so long as the sum of such Letters of Credit at any time equals the Applicable Security Amount at such time) (any reference in this Section 31.1 to "Letter of Credit" shall be deemed to refer to "Letters of Credit" if applicable) as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided. If an Event of Default shall occur and be continuing, Landlord may apply the whole or any part of the security so deposited, or present the Letter of Credit for payment and apply the whole or any part of the proceeds thereof, as the case may be, (i) toward the payment of any Fixed Rent, Escalation Rent or any other item of Rental as to which Tenant is in default, (ii) toward any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Landlord, and (iii) toward any damage or deficiency incurred or suffered by Landlord in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the security so deposited, as the case may be, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit or the security, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord. In the event of a sale or leasing of the Real Property or the Building, Landlord shall have the right to transfer the Letter of Credit or security, as the case may be, to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security or the Letter of Credit, as the case may be, and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder. Tenant shall look solely to the new landlord for the return of the Letter of Credit or the security, as the case may be. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit or security made to a new landlord. Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant shall renew any Letter of Credit from time to time, at least thirty (30) days prior to the expiration thereof, and deliver to Landlord a new Letter of Credit or an endorsement to the Letter of Credit, and any other evidence reasonably required by Landlord that the Letter of Credit has been renewed for a period of at least one (1) year. If Tenant shall fail to renew the Letter of Credit as aforesaid, Landlord may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit.

      Section 31.2. Tenant shall provide Landlord with the Seventh Floor Space Security Amount for the period of time commencing on the Seventh Floor Space Commencement Date on or prior to five (5) Business Days after the occurrence of the Seventh Floor Space Commencement Date. Provided no Event of Default shall have occurred and be continuing on any day upon which the Applicable Security Amount decreases pursuant to the terms of this Lease, Tenant shall be entitled to replace the Letter of Credit on deposit with Landlord with a Letter of Credit in the Applicable Security Amount. If the Security pursuant to this Article 31 is held in the form of a cash deposit, then provided no Event of Default shall have occurred and be continuing on any day upon which the Applicable Security Amount decreases pursuant to the terms of this Lease, then Landlord shall promptly refund to Tenant that portion of such cash deposit (if any) that exceeds the then required Applicable Security Amount.

                                   ARTICLE 32
                                    CAPTIONS

      The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 33
                                  PARTIES BOUND

      The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

                                   ARTICLE 34
                                     BROKER

      Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than Cushman & Wakefield, Inc. ("Broker"). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than Broker) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by the Broker and any Person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Article 34 shall survive the Expiration Date.

                                   ARTICLE 35
                                   INDEMNITY

         Section 35.1. (A) Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's contractors, licensees, agents, servants, employees, invitees or visitors, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.

            (B) Except as provided in Articles 4, 9, 10, 13, 28, 36 and 37 hereof and otherwise as expressly provided herein, Landlord shall indemnify and save Tenant its shareholders, directors, officers, Partners, employees and agents harmless from and against all claims against Tenant arising from any direct damage to the Premises and any bodily injury to Tenant's employees, agents or invitees resulting from the acts, omissions or negligence of Landlord or its agents, or any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, but shall be limited to the extent any insurance proceeds collectible by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant.

      Section 35.2. If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld, conditioned or delayed. Attorneys for the indemnifying party's insurer are hereby deemed approved for purposes of this Section 35.2. Notwithstanding the foregoing, an indemnified party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article 35 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 36
                           ADJACENT EXCAVATION-SHORING

      If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant, upon reasonable advance notice, shall afford to the person causing or authorized to cause such excavation, a license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant shall continue to have access to the Premises and the Building.

                                   ARTICLE 37
                                  MISCELLANEOUS

      Section 37.1. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

      Section 37.2. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after such sale, conveyance, assignment or transfer, provided that any such transferee of Landlord's interest assumes all obligations of Landlord to the extent thereafter arising (but subject, nonetheless, to the provisions of this Section 37.2 with respect to any subsequent transfer made by any transferee). The partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (collectively, the "Parties") shall not be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and the proceeds thereof and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce

Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

      Section 37.3. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

      Section 37.4. Tenant's liability for all items of Rental shall survive the Expiration Date.

      Section 37.5. Tenant shall reimburse Landlord as additional rent, within thirty (30) days after rendition of a statement, for all expenditures made by, or damages or fines sustained or incurred by, Landlord, due to any default by Tenant under this Lease after notice and the expiration of the applicable grace period, with interest thereon at the Applicable Rate.

      Section 37.6. This Lease shall not be recorded.

      Section 37.7. (A) Subject to the terms of Section 37.7(B) hereof, Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld, unreasonably delayed or unreasonably conditioned any consent or approval requested by Tenant (in cases where Landlord has agreed to not unreasonably withhold, unreasonably delay, or unreasonably condition Landlord's consent), and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. In the event of a determination that such consent or approval has been unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval (except as expressly provided in Section 37.7(B)). Tenant's sole remedy for Landlord's unreasonably withholding, delaying, or conditioning consent or approval shall be as provided in this
Section 37.7.

            (B) If there is a dispute between Landlord and Tenant as to (i) whether Landlord unreasonably withheld, unreasonably delayed or unreasonably conditioned Landlord's consent to any assignment or subletting or (ii) whether Landlord unreasonably withheld, unreasonably delayed or unreasonably conditioned Landlord's consent to any Alteration, in either event where Landlord has agreed not to unreasonably withhold, condition or delay its consent, Tenant may, at its option, as its sole and exclusive remedy, submit such dispute to arbitration in the City of New York under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association ("AAA") (presently Rules E-1 through E-10 and, to the extent applicable, Section R-19; provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule E-5 shall be returned within five (5) days from the date of mailing; (ii) the parties shall notify the AAA by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the second paragraph of Rule E-5; (iii) the Notice of Hearing referred to in Rule E-8 shall be four (4) days in advance of the hearing; (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages; (vi) the decision and award of the arbitrator shall be final and conclusive on the parties; and (vii) the losing party shall pay the reasonable fees and expenses, if any, of both parties in connection with such arbitration, including the expenses and fees of the arbitrator selected.

            (C) If the determination of any such arbitration pursuant to clause
(B) above shall be that Landlord unreasonably withheld, conditioned or delayed any approval (provided Landlord shall have agreed not to unreasonably withhold, delay or condition its consent with respect thereto) Tenant's sole remedy arising out of such arbitrator's determination shall be to proceed on the basis that the requested approval had been given; provided, however, that nothing contained in this Section 37.7 shall prohibit Tenant after the final determination of such arbitration from commencing an action against Landlord in order to determine whether Landlord acted in bad faith or in an arbitrary, capricious or malicious fashion and, if so, the damages suffered by Tenant in connection therewith. If there is a final judicial determination in any such suit or in any arbitration (with all appeals having been exhausted or expired) that Landlord has acted in bad faith or in an arbitrary, capricious or malicious fashion in unreasonably withholding, conditioning or delaying any such consent or approval, then Tenant shall be entitled to receive any damages from Landlord therefor provided for in the judgment of the court entertaining such suit or in such arbitration; provided, however, in no event shall Landlord be liable for, nor shall Tenant be entitled to recover, any consequential damages.

      Section 37.8. This Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

      Section 37.9. Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives personal service of any summons and complaint and consents to the service upon it of process in any such action or proceeding by mailing of such process to Tenant at the address set forth herein and hereby irrevocably designates Robinson Silverman Pearce Aronsohn & Berman LLP or other law firm located in Manhattan if disclosed to Landlord in writing (or if not so located, then upon any member of the law firm of Robinson Silverman Pearce Aronsohn & Berman LLP, or their successor, if so located in Manhattan), to accept service of any process on Tenant's behalf and hereby agrees that such service shall be deemed sufficient; (c) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (d) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and
(e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York. In furtherance of the foregoing, Tenant hereby agrees that its address for notices given by Landlord and service of process under this Lease shall be as set forth in Article 26. Notwithstanding the foregoing provisions of this Section 37.9, Tenant may, by written notice to Landlord, change the designated agent for acceptance of service of process to any other law firm located in the City, County and State of New York.

      Section 37.10. Unless Landlord shall render written notice to Tenant to the contrary in accordance with the provisions of Article 26 hereof, MRC Management LLC is authorized to act as Landlord's agent in connection with the performance of this Lease, including, without limitation, the receipt and delivery of any and all notices and consents in accordance with Article 26. Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from, MRC Management LLC, as agent for the Landlord in accordance with Article 26. Tenant acknowledges that MRC Management LLC is acting solely as agent for Landlord in connection with the foregoing, and neither MRC Management LLC nor any of its direct or indirect partners, officers, shareholders, directors or employees shall have any liability to Tenant in connection with the performance of Landlord's obligations under this Lease and Tenant waives any and all claims against any such party arising out of, or in any way connected with, this Lease or the Real Property.

      Section 37.11. (A) All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

            (B) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

            (C) All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

                                   ARTICLE 38
                                  RENT CONTROL

      If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                                   ARTICLE 39
                                 SATELLITE DISH

      Section 39.1. Landlord understands that during the Term Tenant may require communication services in connection with the operation of Tenant's business which would necessitate the construction, installation, operation and use by Tenant of a satellite dish of a size not to exceed twenty (20) inches (DSL), together with related equipment, mountings and supports (collectively, the "Satellite Dish") on the roof of the Building. Subject to the terms of this
Section 39.1, Landlord shall make available to Tenant, for Tenant's own use (and not for resale purposes) sufficient (as reasonably determined by Landlord) space on the roof of the Building for the Satellite Dish at a location designated by Landlord. Landlord shall have no obligation to reserve any portion of the roof for Tenant's use and the use of the roof for such purposes shall be allocated on a "first come, first served" basis. Tenant's use of the roof of the Building shall be on a non-exclusive basis. In connection with Tenant's use of the roof of the Building, and subject to the rights of tenants in the Building pursuant to leases executed prior to the date hereof, Landlord shall make available to Tenant access to the roof for the construction, installation, maintenance, repair, operation and use of the Satellite Dish, as well as reasonable space in the Building to run electrical and telecommunications conduits from the Satellite Dish to the Premises. The installation of the Satellite Dish shall constitute an Alteration and shall be performed at Tenant's sole cost and expense (including, without limitation, any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of Article 3 hereof and except as otherwise expressly set forth in this Article 39, the Satellite Dish shall be deemed for all purposes of this Lease to be a Specialty Alteration. All of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Satellite Dish, including, without limitation, provisions relating to compliance with Requirements, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Article 39 shall not be assignable by Tenant separate and apart from this Lease.

      Section 39.2. Landlord retains the right to use the portion of the roof on which the Satellite Dish is located for any purpose whatsoever. Tenant shall use the Satellite Dish so as not to cause any interference to other tenants or Landlord in the Building or interference with or disturbance to the reception or transmission of communication signals by or from any antenna, satellite dishes or similar equipment previously installed by landlord or any other tenant in the Building or damage to or interference with the operation of the Building or Building Systems. Landlord shall use reasonable efforts to cause tenants who enter into leases with Landlord after the date hereof that have the right to place equipment on the roof to operate such equipment and, if Landlord has equipment on the roof, Landlord shall operate such equipment, in a manner so as not to cause any interference to Tenant or interference with or disturbance to the reception or transmission of communications signals by or from the Satellite Dish. If after any Satellite Dish is installed by Tenant it is discovered that the Satellite Dish causes any such interference, damage or disturbance, then Tenant, at its sole cost and expense, upon written notice from Landlord shall relocate its Satellite Dish to another area on the roof reasonably designated by Landlord provided that such relocation does not cause the transmission or receipt of communication signals to be materially interrupted or impaired other than temporarily in connection with such relocation. If such interference or disturbance still occurs despite such relocation, or if no portion of the roof is available for such relocation, Tenant, at its sole cost and expense, shall remove its Satellite Dish from the roof of the Building. In the event Tenant fails to relocate or remove the Satellite Dish within thirty (30) days after written notice from Landlord, Landlord may do so, and Tenant shall promptly reimburse Landlord for any costs incurred by Landlord in connection therewith.

      Section 39.3. If Tenant is in default under any provision of this Article 39 and such default continues for thirty (30) days after written notice from Landlord, then, without limiting Landlord's rights and remedies Landlord may otherwise have under this Lease the license granted pursuant to this Article 39 shall automatically terminate and, Tenant, upon written notice from Landlord, shall, at Tenant's sole cost and expense immediately discontinue its use of the Satellite Dish and remove the same from the roof of the Building.

      Section 39.4. In addition to the right of Landlord to cause Tenant to relocate the Satellite Dish pursuant to Section 39.2 hereof, Landlord may at its option, at any time during the Term after reasonable prior notice to Tenant (except in the event of an emergency) relocate the Satellite Dish to another area on the roof designated by Landlord, provided that such relocation does not cause the transmission or receipt of communication signals to be materially interrupted or impaired other than temporarily in connection with such relocation and, except as set forth with respect to Landlord's right to cause Tenant to relocate the Satellite Dish pursuant to Section 39.2 hereof, such relocation shall be performed at Landlord's sole cost and expense.

      Section 39.5. (A) Landlord shall not have any obligations with respect to the Satellite Dish or compliance with any Requirements relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof), nor shall Landlord be responsible for any damage that may be caused to Tenant or the Satellite Dish by any other tenant or occupant of the Building. Landlord makes no representation that the Satellite Dish will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

            (B) Tenant, at Tenant's sole cost and expense, shall maintain the Satellite Dish and shall install such lightning rods or air terminals on or about the Satellite Dish as Landlord may reasonably require.

            (C) Tenant shall (i) be solely responsible for any damage caused to Landlord or any other Person or property as a result of the installation, maintenance or use of the Satellite Dish, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the installation, maintenance or use of the Satellite Dish, (iii) promptly comply with all precautions and safeguards recommended by Landlord's insurance company and all Governmental Authorities, and (iv) perform all necessary repairs or replacements to, or maintenance of, the Satellite Dish.

      Section 39.6. Tenant acknowledges and agrees that the privileges granted Tenant under this Article 39 shall merely constitute a license and shall not, now or at any time after the installation of the Satellite Dish, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof. Landlord shall not terminate the license granted to Tenant pursuant to this Article 39 other than pursuant to the express provisions of this Article 39. The license granted to Tenant in this Article 39 shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. The foregoing notwithstanding, upon request by Landlord, Tenant, at Tenant's sole cost and expense, promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of Tenant's right to use the roof of the Building.

                                   ARTICLE 40
                                  TENANT SIGNS

      Section 40.1. Subject to the terms of this Article 40, Tenant shall have the right to erect signs identifying Tenant as an occupant of the Building in the lobby of the Building as described in, and in accordance with the specifications described in, Exhibit "J" attached hereto and made a part hereof (any such signs erected by Tenant being collectively referred to herein as "Tenant Signs"). Tenant shall not be permitted to erect the Tenant Signs if, at any time, (x) Tenant is not a LivePerson Party, or (y) Tenant (and/or a LivePerson Party) does not occupy at least seventy- five percent (75%) of the then rentable area of the Premises for the conduct of business (other than the period after the Seventh Floor Space Commencement Date during which Tenant shall be performing the Seventh Floor Space Initial Alterations and moving its property and employees into the Seventh Floor Space). Tenant, at Tenant's sole cost and expense, shall operate, maintain and repair any Tenant Signs that Tenant erects pursuant to this Section 40.1 in a first-class manner and in compliance with all applicable Requirements. Tenant shall not have the right to illuminate any Tenant Sign. Tenant shall have the right to use the signs only to identify (x) LivePerson, or (y) a LivePerson Party (other than LivePerson). Tenant, at Tenant's sole cost and expense, shall remove Tenant Signs promptly upon the earlier to occur of (x) the Expiration Date, and (y) the date that Tenant has no further right to erect Tenant Signs pursuant to this Section 40.1, and shall repair any damage caused by the installation of Tenant Signs or such removal.

      Section 40.2. Prior to making any installation of Tenant Signs as contemplated by this Article 40, Tenant shall (i) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person designated by Landlord (it being understood that (x) the Person initially so designated by Landlord is CR&A, and (y) Tenant shall not discharge CR&A unless CR&A's fees are not commercially competitive or Tenant in good faith believes CR&A is not performing its services properly), and (ii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors, in either case in connection with the installation of Tenant Signs) and general commercial public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such installation, Tenant, at Tenant's expense, shall obtain certificates of final approval of such installation required by any Governmental Authority and shall furnish Landlord with copies thereof, together with final, marked drawings and field notes for such installation, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person designated by Landlord (it being understood that (x) the Person initially so designated by Landlord is CR&A, and (y) Tenant shall not discharge CR&A unless CR&A's fees are not commercially competitive or Tenant in good faith believes CR&A is not performing its services properly). Such installation shall be made and performed substantially in accordance with Exhibit "H" attached hereto, all Requirements, the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment. All materials and equipment to be incorporated in the Building as a result of any such installation or a part thereof shall be first quality and no such materials or equipment (other than Tenant's Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.

                                   ARTICLE 41
                                  RENTAL VALUE

      Section 41.1. (A) As used herein, the term "Rental Value" shall mean an amount equal to ninety-five percent (95%) of the annual fair market rental value of the Applicable Area (the "Fair Market Rent") on the Recognition Effective Date.

            (B) As used herein, the term "Applicable Area" shall mean the portion of the Premises demised under a Major Sublease (other than any Excluded Space) in connection with the determination of the Rental Value therefor pursuant to Section 7.8 hereof.

            (C) As used herein, the term "Base Rental Amount" shall mean the greater of (x) the amount described in Section 7.8(i)(A) hereof, and (y) the amount described in Section 7.8(i)(B) hereof.

            (D) The Fair Market Rent shall be determined on the basis of the use of the Applicable Area as offices assuming that the Applicable Area is free and clear of all leases and tenancies (including this Lease), that the Applicable Area is available in the then rental market for comparable office buildings in Manhattan, that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Applicable Area can be adapted, and that neither Landlord nor the subtenant under the applicable Major Sublease is under any compulsion to rent, and taking into account:

                  (1) the fact that the Base Taxes and the Base Operating Expenses for the Applicable Area shall not change for the purpose of calculating the Escalation Rent payable pursuant to Article 27 hereof, which payments shall continue to be made for the remainder of the Term;

                  (2) the fact that as of the Recognition Effective Date, the subtenant under the applicable Major Sublease shall not be required to pay, in addition to the escalation payments presently provided for under this Lease, Tenant's Share (as described in Section 7.8(vi) hereof) of such other escalation payments, if any, which landlords are then charging tenants under leases or offers for leases in other office buildings which are similar in character or location to the Building;

                  (3) that the subtenant under the applicable Major Sublease is deemed to have received rent concessions or other inducements (in the form of free rent, work allowance or otherwise) which, in the then current rental market for comparable office buildings in Manhattan, are given for a lease with a term comparable to the term with respect to the Applicable Area (regardless of the fact that such concessions or inducements are not being given under this Lease for the Applicable Area);

                  (4) that Landlord is assumed to be obligated to pay a brokerage commission to the Broker with respect to the Applicable Area; and

            (E) For purposes of determining the Rental Value, the following procedure shall apply:

                  (1) Landlord and the subtenant under the applicable Major Sublease shall each contemporaneously deliver to the other, at Landlord's office, a written notice (each a "Rent Notice"), on a date mutually agreed upon, but in no event later than ten (10) days after the Recognition Effective Date with respect to the portion of the Premises demised under a Major Sublease (other than any Excluded Space), which Rent Notice shall set forth each of their respective determinations of the Rental Value (Landlord's determination of the Rental Value is referred to as "Landlord's Determination" and such subtenant's determination of the Rental Value is referred to as "Tenant's Determination"). If Landlord shall fail or refuse to give such Rent Notice as aforesaid, Landlord's Determination shall be deemed to be equal to the Base Rental Amount and if such subtenant shall fail or refuse to give such Rent Notice as aforesaid, Tenant's Determination shall be deemed to be the same as Landlord's Determination. If neither Landlord nor the subtenant under the applicable Major Sublease shall deliver a Rent Notice as aforesaid, the Rental Value shall be deemed to be equal to the Base Rental Amount. Landlord acknowledges that Tenant may participate with the subtenant under the applicable Major Sublease in this process.

                  (2) If Landlord's Determination and Tenant's Determination are not equal and Tenant's Determination is lower than Landlord's Determination, and each of Landlord's Determination and Tenant's Determination exceeds an amount equal to the Base Rental Amount, Landlord and the subtenant under the applicable Major Sublease shall attempt to agree upon the Fair Market Rent (and accordingly, the Rental Value). If Tenant's Determination is higher than Landlord's Determination, the Rental Value shall be equal to Landlord's Determination. If Landlord and the subtenant under the applicable Major Sublease mutually agree upon the determination (the "Mutual

Determination") of the Rental Value, then their determination shall be final and binding upon the parties. If Landlord and such subtenant are unable to reach a Mutual Determination within ten (10) days after delivery of Landlord's Determination to such subtenant and Tenant's Determination to Landlord, then Landlord and such subtenant shall jointly select an independent real estate appraiser (the "Appraiser") whose fee shall be borne equally by Landlord and such subtenant. If Landlord and such subtenant are unable to jointly agree on the designation of the Appraiser within ten (10) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization, to designate the Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                  (3) The Appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, choose either Landlord's Determination or Tenant's Determination, and such choice by the Appraiser shall be conclusive and binding upon Landlord and the subtenant under the applicable Major Sublease. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years' experience in leasing of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

                  (4) It is expressly understood that any determination of the Rental Value pursuant to this Article shall be based on the criteria stated in
Section 41.1(D) hereof.

            (F) After a determination has been made of the Rental Value, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent for the premises demised under a Major Sublease for the period from and after the Recognition Effective Date.

            (G) If the final determination of the Rental Value shall not be made on or before the Recognition Effective Date in accordance with the provisions of this Article 41, then, pending such final determination, the Rental Value shall be deemed to be an amount equal to the Base Rental Amount, except that from and after the date that Landlord has submitted Landlord's Determination, and the subtenant under the applicable Major Sublease has submitted Tenant's Determination, in either case as contemplated by this Section 41.1, the Rental Value (pending the final determination thereof) shall be deemed to be Landlord's Determination. If, based upon the final determination hereunder of the Rental Value, the payments made by the subtenant on account of the Fixed Rent for the period prior to the final determination of the Rental Value were less than the payments for such period as determined pursuant to this

Article 41, then such subtenant not later than the tenth (10th) day after Landlord's demand therefor, shall pay to Landlord the amount of such deficiency. If, based upon the final determination of the Rental Value, the payments made by such subtenant on account of the Fixed Rent for the period prior to the final determination of the Rental Value were more than the payments for such period as determined pursuant to this Article 41, then Landlord, not later than the tenth
(10th) day after such subtenant's demand therefor, shall, at Landlord's option, pay such excess to such subtenant or, to the extent applicable, credit such excess against the Rental thereafter coming due hereunder.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                  VORNADO 330 WEST 34TH STREET L.L.C.,
                                  Landlord

                                  By: Vornado Realty L.P., member

                                  By: Vornado Realty Trust, general partner

                                  By:     /s/ Joseph Macnow
                                      --------------------------------------
                                         Joseph Macnow
                                         Executive Vice President
                                         Officer

                                  LIVEPERSON, INC., Tenant

                                  By:/s/ Dean Margolis
                                     ---------------------------------------
                                     Dean Margolis
                                     Chief Operating Officer

                                      Fed. Id. No. 13-3861628

                                 ACKNOWLEDGMENTS

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On the ___ day of March in the year 2000 before me, the undersigned, a Notary Public in and said State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                  Notary Public

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On the ___ day of March in the year 2000 before me, the undersigned, a Notary Public in and said State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                  Notary Public

                                   Schedule A

                              RULES AND REGULATIONS

      (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways reasonably designated for such delivery by Landlord.

      (2) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform in all material respects to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, which consent shall not be withheld, conditioned or delayed unreasonably unless the prior consent of Landlord has been obtained for other lamping.

      (3) Except as set forth in the Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the ground floor outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

      (4) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by Tenant.

      (5) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

      (6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

      (7) Subject to the provisions of Article 3 of this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

      (8) No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

      (9) Tenant shall not make, or permit to be made, any unseemly or disturbing noises or unreasonably disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

      (10) Tenant, or any of Tenant's employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

      (11) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord's expense, Tenant shall pay to Landlord the cost thereof.

      (12) No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by Tenant in or about the Premises or the Building.

      (13) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

      (14) Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau.

      (15) Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld, conditioned or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

      (16) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      (17) Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on days other than Business Days all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

      (18) Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises permitted by the terms of this Lease.

      (19) The requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

      (20) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

      (21) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      (22) Except as specifically provided in Section 2.2 of this Lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises. Tenant shall not permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

      (23) Landlord shall have the right to require that all messengers and other Persons delivering packages, papers and other materials to Tenant (i) be directed to deliver such packages, papers and other materials to a Person designated by Landlord who will distribute the same to Tenant or (ii) be escorted by a person designated by Landlord to deliver the same to Tenant

      (25) Landlord and its agents reserve the right to inspect all packages, boxes, bags, suitcases, and other large items carried into the Building, and to refuse entry into the Building to any person who either refuses to cooperate with such inspection or who is carrying any object which may be dangerous to persons or property. In addition, Landlord reserves the right to implement such further measures designed to ensure safety of the Building and the persons and property located therein as Landlord shall reasonably deem necessary or desirable.

                                   Schedule B

                             CLEANING SPECIFICATIONS

GENERAL CLEANING:

NIGHTLY

         General Offices:

      1. All hardsurfaced flooring to be swept using approved dustdown preparation.

      2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

      3.    Hand dust and wipe clean all furniture, fixtures and window sills.

      4.    Empty and clean all ash trays and screen all sand urns.

      5.    Empty and clean all waste disposal cans and baskets.

      6.    Dust interiors of all waste disposal cans and baskets.

      7.    Wash clean all water fountains and coolers.

      Public Lavatories (Base Building):

      1.    Sweep and wash all floors, using proper disinfectants.

      2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

      3.    Wash and disinfect all basins, bowls and urinals.

      4.    Wash all toilet seats.

      5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

      6.    Empty paper receptacles and remove wastepaper.

      7. Fill and clean all soap, towel and toilet tissue dispensers as needed, supplies therefore to be furnished by Landlord at a reasonable charge to Tenant. If the Premises consists of a part of a rentable floor, said charge to Tenant shall be that portion of a reasonable charge for such supplies that is reasonably allocable to Tenant.

      8.    Empty and clean sanitary disposal receptacles.

WEEKLY:

      1.    Vacuum clean all carpeting and rugs.

      2. Dust all door louvres and other ventilating louvres within a person's reach.

      3.    Wipe clean all brass and other bright work.

QUARTERLY:

High dust the Premises complete, including the following:

      1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

      2. Dust clean all vertical surfaces, such as walls, partitions, doors and door bucks and other surfaces not reached in nightly cleaning.

      3. Dust all pipes, ventilating and air-conditioning louvres, ducts, high mouldings and other high areas not reached in nightly cleaning.

      4.    Dust all venetian blinds.

Wash exterior and interior of windows periodically, subject to weather conditions and requirements of law.

                                   Schedule C

                            LANDLORD'S STANDARD RATES

                                 [See Attached]

                                   EXHIBIT "A"

                              EXISTING GROUND LEASE

            Lease, dated July 28, 1967, made by and between Massachusetts Mutual Life Insurance Company ("Mass Mutual"), as lessor, and Stacrat Corp., as lessee, a memorandum of which was recorded on August 2, 1967 in Record Liber 205, page 355, in the New York County Register's Office ("Register's Office"); the interest of lessee under which Lease was acquired by Village Resources, Inc. ("VRI"), by virtue of mesne assignments dated November 1, 1968 (recorded November 13, 1968 in Reel 122, page 1924 in the Register's Office), and May 8, 1978 (recorded on June 13, 1978 in Reel 527, page 752 in the Register's Office), respectively; which Lease was modified by unrecorded Lease Modification Agreement dated as of January 1, 1980 between Mass Mutual, as lessor, and VRI, as lessee; the interest of lessor under which lease was assigned by Mass Mutual to 330 West 34th Street Associates ("330 Associates") by an unrecorded assignment dated July 1, 1986 in connection with the sale of the Land (as described in such Lease) by Mass Mutual to 330 Associates by Deed dated July 1, 1986 and recorded July 7, 1986 in Reel 1084, page 937 in the Register's Office; and which Lease was amended and restated by Restatement of Lease Agreement (the "First Lease Restatement") dated as of September 9, 1986, between 330 Associates, as lessor, and VRI, as lessee, a memorandum of which First Lease Restatement was duly recorded on October 29, 1986 in the Register's Office in Reel 1136, page 247); the interest of lessee under which Lease was assigned by VRI to M/H 34th Street Associates ("M/H Associates"), by Assignment of Lease dated as of December 1, 1986 and recorded in the Register's Office on December 11, 1986 in Reel 1155, Page 1152; and which First Lease Restatement was amended and restated by Second Restatement of Lease Agreement (the "Second Lease Restatement") dated as of December 1, 1986 by and between 330 Associates, as lessor, and M/H Associates, as lessee, a memorandum of which Second Lease Restatement was recorded in the Register's Office on December 11, 1986 in Reel 1155, Page 1156; the interest of lessee under which Second Lease Restatement was assigned by M/H Associates to Mendik Real Estate Limited Partnership by an Assignment and Assumption of Ground Lease, dated as of April 23, 1987, and recorded in the Register's Office on May 21, 1987 in Reel 1233, Page 2477; and which Second Lease Restatement was modified pursuant to that certain First Modification of Ground Lease, dated as of August 13, 1999 between 330 Associates, as landlord, and Vornado 330 West 34th Street L.L.C., as tenant.

                                   EXHIBIT "B"

                            SEVENTH FLOOR SPACE PLAN

                                 [See Attached]

                                   EXHIBIT "C"

                          TENTH FLOOR SPACE FLOOR PLAN

                                 [See Attached]

                                   EXHIBIT "D"

                      RULES AND REGULATIONS FOR ALTERATIONS

                                 [See Attached]

                                   EXHIBIT "E"

                              APPROVED CONTRACTORS

                                 [See Attached]

                                   EXHIBIT "F"

                                   STAIRWELLS

                                 [See Attached]

                                   EXHIBIT "G"

                           FIXED RENT PER SQUARE FOOT

$34.00 Commencement Date through the day immediately prior to the Third Anniversary Date.

$37.00 The Third Anniversary Date through the day immediately prior to the Seventh Anniversary Date.

$40.00      The Seventh Anniversary Date through the Expiration Date.

                                   EXHIBIT "H"

                        TENTH FLOOR SPACE LANDLORD'S WORK

o Provide that all perimeter-heating systems will be in good working order during building standard hours. Landlord to provide manual control valves on all radiators.

o HVAC - Furnish and install two (58) ton Trane water-cooled units as described in the specifications that are a part of this Exhibit "H" (excluding ductwork) and accompanying mechanical equipment rooms.

o Demolish all existing partitions and deliver Premises in "broom clean" condition.

o Repair and replace damaged or missing fireproof encasement of beams throughout the entire premises. Patching to be performed in a workmanlike manner, only in those areas where required for fireproofing purposes, with resulting finished surfaces flush and smooth and ready for paint.

o     Remove all flooring finishes that contain Asbestos Containing Materials
      (ACM). Tenant shall remove all finished flooring therefore, Landlord shall remove any and all finished flooring that contains asbestos.

o Patch and Fireproof two (2) columns and fifteen (15) beams where necessary.

o Provide sprinkler system in "existing" configuration in good working order.

o Flash patch floor smooth and level, flush to adjacent surfaces where necessary.

o Provide a sufficient amount of "Class E" System points at the "Class E" System located in the lobby of the Building.

o     Provide ACP-5 Certificate.

o Remove all unnecessary electrical conduit, receptacles, panel boards and other non-essential items in the space.

o     Replace one (1) window.

o Perform sheetrock or plaster repairs to the perimeter walls where necessary.

                                                    EXHIBIT "I"

SEVENTH FLOOR SPACE LANDLORD'S WORK o Provide that all perimeter-heating systems will be in good working order during building standard hours. Landlord to provide manual control valves on all radiators.

o HVAC - Furnish and install two (58) ton Trane water-cooled units as described in the specifications that are a part of Exhibit "H" hereof (excluding ductwork) and accompanying mechanical equipment rooms.

o Demolish all existing partitions and deliver Premises in "broom clean" condition.

o Repair and replace damaged or missing fireproof encasement of beams throughout the entire premises. Patching to be performed in a workmanlike manner, only in those areas where required for fireproofing purposes, with resulting finished surfaces flush and smooth and ready for paint.

o     Remove all flooring finishes that contain Asbestos Containing Materials
      (ACM). Tenant shall remove all finished flooring therefore, Landlord shall remove any and all finished flooring that contains asbestos.

o Patch and Fireproof eighteen (18) beams were necessary. o Provide sprinkler system in "existing" configuration in good working order. o Flash patch floor smooth and level, flush to adjacent surfaces where necessary. o Provide a sufficient amount of "Class E" System points at the "Class E" System located in the lobby of the Building.

o     Provide ACP-5 Certificate.

o Remove all unnecessary electrical conduit, receptacles, panel boards and other non-essential items in the space.

o     Replace five (5) windows.

o Perform sheetrock or plaster repairs to the perimeter walls where necessary.

                                   EXHIBIT "J"

                                  TENANT SIGNS

                                 [See Attached]

                               AGREEMENT OF LEASE

                                     between

                      VORNADO 330 WEST 34TH STREET L.L.C.,

                                    Landlord

                                       and

                                LIVEPERSON, INC.,

                                     Tenant

                              330 West 34th Street
                               New York, New York

                               PROSKAUER ROSE LLP
                                  1585 Broadway
                          New York, New York 10036-8299

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE 1   DEMISE, PREMISES, TERM, RENT...................................11

ARTICLE 2   USE AND OCCUPANCY..............................................12

ARTICLE 3   ALTERATIONS....................................................13

ARTICLE 4   REPAIRS-FLOOR LOAD.............................................23

ARTICLE 5   WINDOW CLEANING................................................25

ARTICLE 6   REQUIREMENTS OF LAW............................................25

ARTICLE 7   SUBORDINATION..................................................27

ARTICLE 8   RULES AND REGULATIONS..........................................34

ARTICLE 9   INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT..............35

ARTICLE 10  DESTRUCTION-FIRE OR OTHER CAUSE................................37

ARTICLE 11  EMINENT DOMAIN.................................................41

ARTICLE 12  ASSIGNMENT, SUBLETTING, MORTGAGE, ETC..........................43

ARTICLE 13  ELECTRICITY  ..................................................60

ARTICLE 14  ACCESS TO PREMISES.............................................61

ARTICLE 15  CERTIFICATE OF OCCUPANCY.......................................63

ARTICLE 16  DEFAULT........................................................64

ARTICLE 17  REMEDIES AND DAMAGES...........................................67

ARTICLE 18  LANDLORD FEES AND EXPENSES.....................................69

ARTICLE 19  NO REPRESENTATIONS BY LANDLORD.................................70

ARTICLE 20  END OF TERM....................................................72

ARTICLE 21  QUIET ENJOYMENT................................................73

ARTICLE 22  FAILURE TO GIVE POSSESSION.....................................73

ARTICLE 23  NO WAIVER......................................................74

ARTICLE 24  WAIVER OF TRIAL BY JURY........................................75

ARTICLE 25  INABILITY TO PERFORM...........................................76

ARTICLE 26  BILLS AND NOTICES..............................................76

ARTICLE 27  ESCALATION.....................................................77

ARTICLE 28  SERVICES.......................................................87

ARTICLE 29  PARTNERSHIP TENANT.............................................91

ARTICLE 30  VAULT SPACE....................................................92

ARTICLE 31  SECURITY.......................................................92

ARTICLE 32  CAPTIONS.......................................................94

ARTICLE 33  PARTIES BOUND..................................................94

ARTICLE 34  BROKER.........................................................94

ARTICLE 35  INDEMNITY......................................................94

ARTICLE 36  ADJACENT EXCAVATION-SHORING....................................96

ARTICLE 37  MISCELLANEOUS..................................................96

ARTICLE 38  RENT CONTROL...................................................99

ARTICLE 39  SATELLITE DISH................................................100

ARTICLE 40  TENANT SIGNS..................................................102

ARTICLE 41  RENTAL VALUE..................................................103

Schedule A -   Rules and Regulations
Schedule B -   Cleaning Specifications
Schedule C -   Landlord's Standard Rates
EXHIBIT "A"    Existing Ground Lease
EXHIBIT "B" -  Seventh Floor Space Floor Plan
EXHIBIT "C" -  Tenth Floor Space Floor Plan
EXHIBIT "D" -  Rules and Regulations For Alterations
EXHIBIT "E"    Approved Contractors
EXHIBIT "F"    Stairwells
EXHIBIT "G" -  Fixed Rent Per Square Foot
EXHIBIT "H" -  Tenth Floor Space Landlord's Work
EXHIBIT "I" -  Seventh Floor Space Landlord's Work
EXHIBIT "J" -  Tenant Signs